                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                                (Amendment No.2)



                         MARKETING WORLDWIDE CORPORATION
                 (Name of Small Business Issuer in its charter)


         Delaware                                              68-0566295
--------------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification Number)


                                   5013
--------------------------------------------------------------------------------
                          (Primary Standard Industrial
                              Classification Number



          2212, GRAND COMMERCE DRIVE, HOWELL, MI 48855, (517) 540-0045
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


          2212, GRAND COMMERCE DRIVE, HOWELL, MI 48855, (517) 540-0045
--------------------------------------------------------------------------------
     (Address of principal place of business or intended place of business)



           Michael Winzkowski, Chief Executive Officer (517) 540-0045

--------------------------------------------------------------------------------
            11224 LEMEN ROAD, SUITE A, WHITMORE LAKE, MICHIGAN 48189
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With a copy to

                                 Richard O. Weed
                                 Weed & Co. LLP
                        4695 MacArthur Court, Suite 1430
                             Newport Beach, CA 92660
                             Telephone 949.475.9086
                             Facsimile 949.475.9087

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of Each Class                            Proposed Maximum
of Securities to be         Amount to be          Aggregate                   Amount of
Registered                 Registered (1)      Offering Price (2)          Registration Fee
----------                 --------------      ------------------          ----------------
Common Stock
$.001 par value                  1,350,995           $1,350,995                 $171.17
per share

Common Stock
$.001 par value                  1,450,000             $950,000                 $111.82
per share underlying
Warrants and Stock Options

Total                            2,800,995                                      $282.99


(1) Includes 1,350,995 shares of Common Stock owned by the Selling Security Holders and 1,450,000 shares of Common Stock underlying Warrants and Stock Options.

(2) Estimated for the purpose of computing the amount of the registration fee pursuant to Rule 457(a), (g), and (o) under the Securities Act of 1933 assuming of the selling security holders will sell their common stock at a fixed price of $1.00 per share until the shares are quoted and the exercise price per share of the Warrants, 1,000,000 at $.50 per share and Stock Options 450,000 at $1.00 per share.

                            July 7, 2005

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                         Marketing Worldwide Corporation
                        2,800,995 Shares of Common Stock

This prospectus relates to the offering of up to 2,800,995 shares comprised of 1,350,995 shares of Marketing Worldwide Corporation common stock and 1,450,000 shares of common stock underlying Warrants or Stock Options by certain persons who are the selling security holders of Marketing Worldwide Corporation. Marketing Worldwide Corporation is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering by the selling security holders. All costs associated with this registration will be borne by Marketing Worldwide Corporation. Marketing Worldwide Corporation does not have worldwide operations as its name may imply.

The shares of common stock will be sold by the selling security holders at a fixed price of $1.00 per share until the shares are quoted on the OTC Bulletin Board or other public market and thereafter at prevailing market prices or privately negotiated prices. These prices will fluctuate based on the supply and demand for the shares of the Common Stock.

There is no public market for shares of Marketing Worldwide Corporation. These securities are speculative and involve a high degree of risk.


        PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate nine months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is July 7, 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................ 5

RISK FACTORS.................................................................. 6

SELLING STOCKHOLDERS..........................................................10

DILUTION......................................................................10

SELLING SECURITY HOLDERS......................................................10

PLAN OF DISTRIBUTION..........................................................14

LEGAL PROCEEDINGS.............................................................15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................16

DESCRIPTION OF SECURITIES.....................................................17

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................19

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES...................................................................20

ORGANIZATION WITHIN LAST FIVE YEARS...........................................20

DESCRIPTION OF BUSINESS.......................................................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS.....................................................30

DESCRIPTION OF PROPERTY.......................................................39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................40

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................41

EXECUTIVE COMPENSATION........................................................41

FINANCIAL STATEMENTS.........................................................F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE....................................................................43

                               PROSPECTUS SUMMARY

BUSINESS

Marketing Worldwide Corporation ("MWW" or the "Company") is located at 2212, Grand Commerce Drive, Howell, MI 48855, where its telephone number is (517) 540-0045.


MWW is a supplier for the global automotive accessory aftermarket industry. MWW delivers the majority of its products and services to three large North American vehicle processing centers. The products are created with the design, development and manufacturing infrastructure managed by MWW and its Manufacturing Alliance. Typical MWW products and services include spoilers, exhaust systems, duly supported with comprehensive training, and warranties. MWW does not have worldwide operations as its name may imply.


THE OFFERING


This prospectus relates to the offering of up to 2,800,995 shares of Marketing Worldwide Corporation common stock by certain persons who are security holders of Marketing Worldwide Corporation.

The selling security holders consist of:

o Persons who purchased 512,186 shares of common stock in May and June 2004 at a price of $.65;

o Persons who are considered promoters by the securities regulators since they each received 200,000 shares of common stock in July 2003 at $.01 per share when Marketing Worldwide Corporation was incorporated in Delaware and then one received 535,809 additional shares at $.05 per share for consulting services; and

o Persons who own Warrants or Stock Options to purchase up to 1,450,000 shares of common stock at exercise prices ranging from $.50 to $1.00 per share.

Marketing Worldwide Corporation is not selling any shares of common stock in this offering and will not receive any proceeds from this offering. Marketing Worldwide Corporation is registering the resale of 1,450,000 shares of common stock underlying certain Warrants and Stock Options held by three selling security holders. There is no guarantee that the Warrants and Stock Options will be exercised by the holders to acquire shares of common stock. Therefore, there is no guarantee Marketing Worldwide Corporation will receive any proceeds from the sale of the shares of common stock underlying the Warrants and Stock Options.

                                  RISK FACTORS


You should carefully consider the risks described below before purchasing common stock of Marketing Worldwide Corporation. All material risks factors that are specific to Marketing Worldwide Corporation ("MWW" or the "Company") and investors in this offering are described below:

We have purposefully omitted risk factors that are generally considered too broad and generic, i.e. those risks that are readily transferable to other offering documents or describe circumstances or factual situations that are equally applicable to other similarly situated businesses. Accordingly, if any of the following material risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading prices and volume of our common stock could decline, and you could lose all or part of your investment. You should buy shares of Marketing Worldwide Corporation common stock only if you can afford to lose your entire investment.

OUR SUCCESS DEPENDS ON KEY PERSONNEL AND KEY RELATIONSHIPS.

Our success is dependent on the creative ,technical, financial, administrative, logistical, design, engineering, manufacturing and other contributions of the founders of Marketing Worldwide Corporation, its current employees and the current relationships that Marketing Worldwide Corporation has with its major customers, major suppliers, and prospects.

For the fiscal year ended September 30, 2004, our three largest customers represented 55%, 28%, and 11% of our $6.8 million in net sales and 89% of our purchases came from three suppliers. Similarly, for the fiscal year ended September 30, 2003, our three largest customers represented 57%, 24%, and 13% of our $7.9 million in net sales and we made 79% of our purchases from two suppliers. Our founders, Michael Winzkowski, Chief Executive Officer and Jim Marvin, Chief Financial Officer have long-standing business, professional and personal relationships with persons at these organizations. Moreover, our current Sales Manager, Greg Green and Sales Account Manager, Charley Willis have good working relationships with our customers, vendors and sales prospects. Accordingly, the loss of one or more of these key personnel and/or key relationships would be likely to cause a material adverse change in our business, financial condition and results of operations. Stated differently, if we no longer have our unique relationships with customers, suppliers, and our sales prospects, then our current revenues will decline with the commensurate decline in operating results. Moreover, our efforts to convert sales prospects into customer relationships would be weakened.


OUR BUSINESS DEPENDS ON OUR DESIGNS, BUT WE HAVE NOT SOUGHT COPYRIGHT
PROTECTION.

Our success is dependent, in part, upon the designs for our principal products such as, our rear deck spoilers, running boards, front grills, stainless steel exhaust systems, side skirts, front ends, carbon fiber seat heaters, and light systems and the intellectual property and trade secrets used during the manufacturing and assembly processes. We have not taken steps to obtain copyright protection for our designs or to seek patents on any processes. Instead, we rely on confidentiality agreements with our Manufacturing Alliance, employees, vendors and consultants to protect our proprietary technology. If our products and services become widely available because we did not adequately protect the designs, intellectual property and trade secrets, it is likely to cause a material adverse change in our business, financial condition and results of operations. Stated differently, if we no longer have a unique product design at competitive prices, then our current revenues will decline with the commensurate decline in operating results.

WE DO NOT HAVE LONG-TERM WRITTEN AGREEMENTS WITH OUR KEY CUSTOMERS OR KEY SUPPLIERS;

South East Toyota Distributors, Inc., Gulf States Toyota, Inc. and Toyota Canada, Inc. are all key customers, but none have any binding obligations to us beyond payment of our most recent purchase order. Similarly, AWA Aisin, Borla Performance, and WET/NCC are all key suppliers, but none of them have any binding obligation to us except to accept or reject the most recent purchase order submitted by us to furnish goods or services. The lack of long-term written agreements means that we cannot predict with any certainty that these customers and suppliers will remain our customers and suppliers beyond the next purchase order cycle. Likewise, we cannot predict with certainty that we will be able to replace a significant customer or significant supplier without a material adverse change in our business, financial condition and results of operations. Stated differently, we have to constantly justify our value proposition to our customers and our suppliers. On the positive side their freedom to stop dealing with us keeps us in close contact with them. On the negative side, their freedom to stop dealing with us means that our revenue and our ability to generate revenue is in constant jeopardy.

WE WILL FACE FLUCTUATIONS IN OUR OPERATING RESULTS UNTIL WE DIVERSIFY OUR CUSTOMER BASE AND THERE IS NO GUARANTY THAT THIS MAY HAPPEN.

Our annual operating results are likely to fluctuate significantly in the future as a result of our dependence on three major customers. Moreover, the actual purchasing decisions of our customers are outside our control. Typically, our customers select our products to add to vehicles shortly before the vehicles are being shipped form the ports or distribution centers to the dealer showrooms. Consequently our customer's purchase decisions are influenced by factors beyond our control, like general economic conditions and economic conditions specific to the automobile industry.

Further, since the majority of our revenue is from three key customers instead of from a multitude of individual customers, a significant change in the amount or timing of purchase decisions by a single customer creates a wider fluctuation in our operating results for any given accounting period.

WE HAVE PLEDGED ALL OF OUR ASSETS TO ONE CREDITOR FOR A $750,000 LINE OF CREDIT

We entered into an asset based loan agreement with Key Bank N.A. to borrow up to $750,000 (the "Loan"). The Loan is due on January 31, 2006. MWW pledged all of its inventory, equipment, accounts, chattel paper, instruments, and letters of credit, documents, deposit accounts, investment property, money, rights to payment and general intangibles to secure the Loan. If we are unable to renew the Loan when it comes due or find other sources of capital, the lender could foreclose on all of our assets and force us out of business. This would have a material adverse effect on our financial condition and results from operations.


MANAGEMENT INTENDS TO INCREASE REVENUE THROUGH ACQUISITIONS THEREFORE, FUTURE FINANCIAL RESULTS ARE HIGHLY SPECULATIVE

Management intends to increase the company's revenues through acquisitions. Management does not have any acquisition targets subject to binding purchase agreements or letters of intent. However, management is aware of several operating companies in the same industry that are candidates for merger or acquisition after a trading market develops for our common stock. Consequently, our future financial results should be considered highly speculative.

WE LACK INDEPENDENT DIRECTORS


Investors in this offering should be aware of and familiar with the recent issues concerning corporate governance and lack of independent directors as a specific topic. Our two directors are not independent because they are employed by the Company and are paid more than $100,000 per year by the Company. The OTC Bulletin Board does not have any listing requirements concerning the independence of a company's board of directors.


TWO STOCKHOLDERS WITH 82% OF THE COMMON STOCK ARE THE CONTROLLING OFFICERS AND DIRECTORS.

Our Chief Executive Officer and Chief Financial Officer each own 41% of the issued and outstanding common stock of the Company. These two stockholders with 82% of the common stock are the controlling officers and directors and because of the voting power held can effectively approve or block any corporate change of control. Moreover, because of the voting power, these two stockholders can effectively elect the board of directors and vote to amend the Company's certificate of incorporation. Investors should be aware that the voting power of these two stockholders can be exercised in a manner that delivers economic benefit of all stockholders or may be exercised in a manner that does not deliver the same economic benefit to all stockholders.


THERE IS NO PUBLIC MARKET FOR MWW'S SECURITIES AND YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT.

There has never been any "established trading market" for shares of common stock of MWW. MWW intends to submit for listing on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. ("NASD"). If a market for MWW's common stock does develop; the stock price may be volatile. No assurance can be given that any market for MWW's common stock will develop or be maintained. Moreover, there can be no assurance that MWW's common stock will be quoted on the OTC Bulletin Board or elsewhere. If a public market ever develops in the future, the sale of "unregistered" and "restricted" shares of common stock pursuant to Rule 144 of the Securities Act Rules by members of management or others may have a substantial adverse impact on any such market. to market forces.

OUR SHARES WILL BE SUBJECT TO A LIMITED TRADING MARKET DUE TO PENNY STOCK RULES.

MWW's stock differs from many stocks, in that it is a "penny stock." The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and
Exchange Act of 1934, as amended. Because our securities constitute a "penny stock" within the meaning of the rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of our stock to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
o "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
o The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Furthermore, the "penny stock" designation may adversely affect the development of any public market for MWW's shares of common stock or, if such a market develops its continuation. Broker-dealers are required to personally determine whether an investment in "penny stock" is suitable for customers. Penny stocks are securities (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years. Section 15(g) of the Exchange Act and Rule 15g-2 of the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in MWW's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Rule 15g-9 of the Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for MWW's stockholders to resell their shares to third parties or to otherwise dispose of them.

                                    DILUTION


The net tangible book value of Marketing Worldwide Corporation as of September 30, 2004 was $983,660 or $.09 per share of Common Stock. The net tangible book value of Marketing Worldwide Corporation as of March 31, 2005 was $891,221 or $.09 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible book value of Marketing Worldwide Corporation (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling security holders and none of the proceeds will be paid to Marketing Worldwide Corporation, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Warrants and Stock Options.

The following table illustrates the per share changes in net tangible book value per share assuming (A) the exercise of 1,000,000 warrants at $.50 per share or
(B) the exercise of 450,000 stock options at $1.00 per share and (A)&(B) as of March 31, 2005.

Net tangible      Net tangible       Change caused by        Change caused by
book value         book value              (A)                      (B)
per share           per share      Total tangible assets   Total tangible assets
before              after          increase by $500,000     increase by $450,000
                                     from exercise of        from exercise of
                     (A)                warrants               stock options
  $.08              $.11                  +$.03                    +$.03
                     (B)
                    $.11

                  (A) & (B)
                     $14

As a result of the exercise of the 1,000,000 warrants at $.50 per share, the existing stockholders will experience a $.03 per share increase in the net tangible book value per share attributable to the cash payments made upon the exercise of the warrants by Wendover Investments Limited. Further, as a result of the exercise of 450,000 stock options at $1.00 per share, the existing stockholders will experience a $.03 per share increase in the net tangible book value per share attributable to the cash payments made upon the exercise of the stock options. Both actions taken together cause the existing stockholders to experience a $.06 per share increase in the net tangible book value per share attributable to the cash payments to the Company upon the exercise of the warrants and the stock options. There is no guarantee that the warrants and the stock options will be exercised. Therefore, there is no guarantee the Company will receive any proceeds from the sale of common stock underlying the warrants and stock options. However, if the holders exercise, then the Company will receive proceeds from the sale of the common stock underlying the warrants and stock options. In that event, the Company intends to use all proceeds for general corporate purposes. The principal reason for this registration statement and the offering of securities by the selling security holders is to allow a public market to develop for the common stock of MWW.

As noted elsewhere in this prospectus, the selling security holders, paid, or will pay between $.01 and $1.00 per share for the 2,800,955 shares offered for resale.


                            SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holders. The table identifies the selling security holders. None of the selling security holders have held a position or office, or had any other material relationship, with Marketing Worldwide Corporation, except as follows:

Richard O. Weed and Rainer Poertner are considered promoters by the securities regulators since they each received 200,000 shares of common stock in July 2003 when Marketing Worldwide Corporation was incorporated in Delaware. Mr. Weed served as the sole Director, President, Secretary and Treasurer of Marketing Worldwide Corporation from its inception on July 21, 2003 until the effective date of the acquisition of Marketing Worldwide Corporation LLC on October 1, 2003. Collectively, Mr. Weed and Mr. Poertner contributed $4,200 cash and 100,000 shares of common stock of F10 Oil & Gas Properties, Inc.

Mr. Weed acquired the shares of F10 Oil & Gas Properties, Inc. in May 2003. Marketing Worldwide Corporation recorded a value of $1 for the 100,000 shares of common stock of F10 Oil & Gas Properties, Inc. contributed as capital in July 2003. Mr. Weed was granted a Stock Option to purchase 250,000 shares of Marketing Worldwide Corporation common stock at $1.00 per share that expires December 31, 2008 as an incentive to represent Marketing Worldwide Corporation as legal counsel. Mr. Weed is a partner in Weed & Co. LLP and has provided legal services to Marketing Worldwide Corporation under a Fee Agreement since August 15, 2003. Weed & Co. LLP has been paid $7,875 in cash for its services and expects to receive an additional $22,125 in cash or common stock as compensation for filing of this registration statement.

Mr. Poertner has provided consulting services to Marketing Worldwide Corporation and Marketing Worldwide Corporation LLC since April 2003. Under the Consulting Agreement with Marketing Worldwide Corporation dated August 15, 2003, Mr. Poertner received $4,000 per month plus expenses. Mr. Poertner is the former Chief Executive Officer and a former director of two publicly traded companies. Mr. Poertner was retained by Marketing Worldwide Corporation to advise its management and stockholders on corporate growth strategies, strategic alliances, and interaction with the financial community. On October 12, 2004, Marketing Worldwide Corporation and Mr. Poertner executed a written Amendment to Consulting Agreement (the "Amendment"). Under the Amendment, Marketing Worldwide Corporation increased Mr. Poertner's monthly consulting fee to $7,000 per month effective as of July 1, 2004 to reflect that Mr. Poertner's role had been expanded to include responsibility for strategic planning, marketing, and general business operations. Mr. Poertner was issued 535,809 shares of Marketing Worldwide Corporation common stock as compensation for services rendered and to be rendered under the Consulting Agreement and Amendment. Further, the Amendment clarified that Mr. Poertner shall not receive any transaction based compensation and that the exercise price of Mr. Poertner's stock option to purchase 200,000 shares of Marketing Worldwide Corporation common stock shall be at a price equal to 125% of the 30 day average closing bid price for Marketing Worldwide Corporation's common stock for the first 30 days of trading in the U.S. capital markets. Copies of these agreements are included as exhibits to this registration statement.


                                                                                                 Amount and (if one percent
                                              Amount of securities of                            or more) percentage of the
                                              the class owned by the      Amount to be offered   class to be owned by
                                              security holder before      for the security       security holder after the
Name of security holder                       this offering               holder's account       offering is complete
--------------------------------------------- --------------------------- ---------------------- -----------------------------
DIANNE ARCHER                                 200 shares                  200 shares             0 shares
10050 SKEMAN
BRIGHTON MI  48114
--------------------------------------------- --------------------------- ---------------------- -----------------------------
RICHARD A BENNETT                             750 shares                  750 shares             0 shares
1968 ROLLING
MEADOWS MI  48169
--------------------------------------------- --------------------------- ---------------------- -----------------------------
MANFRED BOHNERT                               47,154 shares               47,154 shares          0 shares
WEIMERSTRASSE 6
FRANKFURT 60314
GERMANY
--------------------------------------------- --------------------------- ---------------------- -----------------------------
MARIA BOHNERT                                 1,000 shares                1,000 shares           0 shares
SACHSENRING 45
HOFHEIM 65719
GERMANY
--------------------------------------------- --------------------------- ---------------------- -----------------------------


                                       11




--------------------------------------------- --------------------------- ---------------------- -----------------------------
COURTNEY R CUSTER                             1,000 shares                1,000 shares           0 shares
6525 SOUTH DURAND ROAD
DURAND MI  48429
--------------------------------------------- --------------------------- ---------------------- -----------------------------
RICHARD A CUSTER II                           1,000 shares                1,000 shares           0 shares
616 CURZON COURT #301
HOWELL MI  48843
--------------------------------------------- --------------------------- ---------------------- -----------------------------
TERESA DEPOTTEY                               100 shares                  100 shares             0 shares
9312 SOUTH BRENDON
PINCKNEY MI  48169
--------------------------------------------- --------------------------- ---------------------- -----------------------------
BARBARA FLUEGEL                               100,000 shares              100,000 shares         0 shares
GELMSTRASSE 62
FRANKFURT
GERMANY
--------------------------------------------- --------------------------- ---------------------- -----------------------------
DEBORAH HALLMAN                               150 shares                  150 shares             0 shares
14037 HOGEN ROAD
LINDEN MI  48451
--------------------------------------------- --------------------------- ---------------------- -----------------------------
PAUL RICHARD HAMMELL                          4,615 shares                4,615 shares           0 shares
19811 INDIAN
REDFORD MI  48240
--------------------------------------------- --------------------------- ---------------------- -----------------------------
JAMES W HAYES                                 770 shares                  770 shares             0 shares
13351 NORTH SHORE DRIVE
MILLERSBURG MI  49759
--------------------------------------------- --------------------------- ---------------------- -----------------------------
JAMES L HURST                                 7,692 shares                7,692 shares           0 shares
16554 BRADY
REDFORD MI  48240
--------------------------------------------- --------------------------- ---------------------- -----------------------------
HARRY INSKO                                   7,700 shares                7,700 shares           0 shares
13 SUNNY POINT COURT
OLDSMAR FL  34677
--------------------------------------------- --------------------------- ---------------------- -----------------------------
SALLY INSKO                                   7,700 shares                7,700 shares           0 shares
13 SUNNY POINT COURT
OLDSMAR FL  34677
--------------------------------------------- --------------------------- ---------------------- -----------------------------
MARGE MARANTE                                 4,615 shares                4,615 shares           0 shares
4772 BERWYN COURT
PALM HARBOR FL  34685
--------------------------------------------- --------------------------- ---------------------- -----------------------------
JOANNE MARVIN                                 10,000 shares               10,000 shares          0 shares
13651 NORTH SHORE DRIVE
MILLERSBURG MI  49759
--------------------------------------------- --------------------------- ---------------------- -----------------------------
SCOTT R MARVIN                                770 shares                  770 shares             0 shares
12114 638 HIGHWAY
MILLERSBURG MI  49759
--------------------------------------------- --------------------------- ---------------------- -----------------------------

                                       12





--------------------------------------------- --------------------------- ---------------------- -----------------------------
BARBARA PINTAR                                5,693 shares                5,693 shares           0 shares
SACHSENRING 45
HOFHEIM 65719
GERMANY
--------------------------------------------- --------------------------- ---------------------- -----------------------------
RAINER POERTNER                               735,809 shares              735,809 shares         0 shares
730 OXFORD AVE                                200,000 shares underlying  200,000 shares
MARINA DEL REY CA  90292                      stock options               underlying stock
                                                  options
--------------------------------------------- --------------------------- ---------------------- -----------------------------
BRUCE ROBINSON                                10,000 shares               10,000 shares          0 shares
35 SOUTH LINCOLN ST
ROCKFORD MI  49341
--------------------------------------------- --------------------------- ---------------------- -----------------------------
BILL SANDRI                                   154,000 shares              154,000 shares         0 shares
400 CHAPMAN ST
GREENFIELD MA  01302
--------------------------------------------- --------------------------- ---------------------- -----------------------------
ELIZABETH SANDRI                              77,000 shares               77,000 shares          0 shares
42 PURPLE MEADOW
BERNARDSTON MA  01337
--------------------------------------------- --------------------------- ---------------------- -----------------------------
CYNTHIA SAUNDERS                              15,385 shares               15,385 shares          0 shares
3837 NORTHDALE BLVD #295
TAMPA FL  33624
--------------------------------------------- --------------------------- ---------------------- -----------------------------
CATHERINE N SMALL                             200 shares                  200 shares             0 shares
872 TRACEY LANE
BRIGHTON MI  48114
--------------------------------------------- --------------------------- ---------------------- -----------------------------
DALE SMITH                                    7,692 shares                7,692 shares           0 shares
7828 KAISER
CANTON MI  48187
--------------------------------------------- --------------------------- ---------------------- -----------------------------
RICHARD O WEED                                200,000 shares              200,000 shares         0 shares
4695 MACARTHUR COURT #1430                    250,000 shares underlying   250,000 shares
NEWPORT BEACH CA  92660                       stock options               underlying stock
                                                                          options
--------------------------------------------- --------------------------- ---------------------- -----------------------------
DIRK WEITER                                   46,000 shares               46,000 shares          0 shares
1026 COUNTRY CLUB ROAD
ST PETERSBURG FL  33710
--------------------------------------------- --------------------------- ---------------------- -----------------------------
WENDOVER INVESTMENTS LIMITED                  4,000 shares                4,000 shares           0 shares
ZEPHYR HOUSE                                  1,000,000 shares            1,000,000 shares
MARY ST - 5TH FL                              underlying warrants         underlying warrants
GRAND CAYMAN
CAYMAN ISLANDS BWI
--------------------------------------------- --------------------------- ---------------------- -----------------------------
JOHANNA WINZKOWSKI                            1,000 shares                1,000 shares           0 shares
SACHSENRING 45
HOFHEIM 65719
GERMANY
--------------------------------------------- --------------------------- ---------------------- -----------------------------

                                       13

                              PLAN OF DISTRIBUTION

The selling security holders have advised us that the sale or distribution of Marketing Worldwide Corporation's common stock owned by the selling security holders may be effected directly to purchasers by the selling security holders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions)
(i) on the over-the-counter market or in any other market on which the price of Marketing Worldwide Corporation's shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Marketing Worldwide Corporation's shares of common stock are quoted. However, the selling security holders are advised that the registration statement of which this prospectus is a part may not cover sales by pledges or transferees of the selling security holders.

Any transactions by the selling security holders may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling security holders or by agreement between the selling security holders and brokers, dealers or agents, or purchasers. If the selling security holders effect such transactions by selling their shares of Marketing Worldwide Corporation's common stock to or through brokers, dealers or agents, such brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling security holders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling security holders are advised to ensure that any brokers, dealers or agents effecting transactions on behalf of the selling security holders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $40,000. The estimated offering expenses consist of: a SEC registration fee of $294.37, accounting fees of $7,000, legal fees of $25,000 and miscellaneous expenses of $5,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling security holders. We will, however, receive proceeds from the exercise, if any, of the Warrants and Stock Options.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of Marketing Worldwide Corporation while such selling security holders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling security holders are not permitted to cover short sales by purchasing shares while the offering is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

MWW is not involved in any legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Michael Winzkowski, age 54, and James C. Marvin, age 49, are the directors of MWW. Both were appointed to MWW's board of directors in October 2003 in connection with the purchase of MWWLLC. In October 2003, both men were elected to serve until the next annual meeting of the stockholders. Mr. Winzkowski was appointed by the board of directors to serve as Chief Executive Officer, President and Secretary. Mr. Marvin was appointed by the board of directors to serve as Chief Operating Officer and Chief Financial Officer. The board made these appointments in October 2003. No member of the board is independent since both directors are employees of MWW. MWW does not have a standard arrangement for the compensation of its directors. At present, MWW's directors serve without compensation for acting as directors and do not receive any special compensation for committee participation or special assignments, but do receive salaries and other benefits as employees of MWW.

MWW does not have a majority of independent directors, have a separately-designated audit committee, or a person designated as an audit committee member financial expert. MWW does not have a majority of independent board members, separately designated audit committee or an audit committee member financial expert because the cost of identifying, interviewing, appointing, educating, and compensating such persons would outweigh the benefits to its stockholders at the present time. If MWW is successful in its efforts to secure additional capital, the resources may be available to appoint additional directors.

Mr. Winzkowski and Mr. Marvin have had written employment agreements with MWWLLC since March 23, 2003. The material terms of their employment agreements are set forth in the section below titled Executive Compensation.


Michael Winzkowski has served as Chief Executive Officer, President, Secretary and Director of MWW since October 2003. Mr. Winzkowski was the President of MWW's predecessors since August 1998. From July 1997 to March 2001, Mr. Winzkowski was the Managing Director and President of Inalfa-Skylyte. Mr.Winzkowski has been involved in the automotive accessory business for the past seventeen (17) years. Mr. Winzkowski holds a degree in chemical Bio-Engineering and in addition studied Business, Marketing and Accounting Administration. He is an accomplished commercial pilot with close to 10,000 Hrs of flight experience, holding European and US Commercial, Air Transport Pilot and Instrument pilot certificates and a variety of Turboprop and Business Jet type ratings along with his single and multi engine ratings. Mr. Winzkowski is a member and manager of JCMD Properties LLC. MWW has moved into a new facility in Howell, Michigan as its principal business location, which was built to suit MWW' s requirements by JCMD Properties LLC under a five-year triple net lease agreement.

James C. Marvin has served as Chief Operating Officer, Chief Financial Officer and Director of MWW since October 2003. Mr. Marvin was the Operations Manager and Chief Operating Officer of MWW' predecessors since August 1998. From July 1997 to December 2000, Mr. Marvin was the Managing Director and Operations Manager of Inalfa-Skylyte. Mr. Marvin has been involved in the automotive accessory industry for the past twenty seven (27) years. Following fourteen (14) years with Cars & Concepts, Inc., a successful automotive accessory design and manufacturing company, Mr. Marvin left his position as Vice President and Controller in 1991, to co-establish Skylite Sunroofs, Inc. In 1994 he was involved in the merger of a European company and Skylite Sunroofs. In 1997 Inalfa Industries acquired the company and Mr. Marvin became the COO and a member of the board of directors of the North American aftermarket entity. Mr. Marvin attended Lake Superior and Cleary Universities majoring in Business and obtained degrees in Business Accounting and Business Administration. Mr. Marvin is a member and manager of JCMD Properties LLC. MWW has moved into a new facility in Howell, Michigan as its principal business location being built to suit MWW' s requirements by JCMD Properties LLC under a five-year triple net lease agreement.

The following individuals are expected to make significant a contribution to the business.


Gregory G. Green, Sales Manager. Age 49. Mr. Green has been employed in the automotive accessories business for the past twenty five (25) years. After thirteen (13) years with a successful U.S. OEM and aftermarket accessories manufacturer in the positions of Assembly Foreman, Production Supervisor and subsequently as Sales Manager, he took a position as Sales Manager for the newly formed Skylite-Sunroofs in 1991. In 2000, Mr. Green left Skylite Sunroofs, and became the Director of Business Development for MWW's predecessor. Mr. Green finished his high school education while in the US army and attended Hondo College after his honorable discharge from the Armed Forces. In the years to follow, he attended numerous business seminars and college courses to enhance his marketing and sales skills. Mr. Green owns 470,400 shares of common stock and was one of the three owners of MWWLLC. Mr. Green has an employment agreement with MWWLLC that provides for a bi-weekly gross salary of $2,308 plus sales commissions.

Charley Willis, Sales Account Manager. Age 44. Mr. Willis has fifteen (15) years experience in Sales, Marketing, and new program development of automotive accessories. Customers ranged from traditional aftermarket distribution companies to large OEM companies. The past four (4) years he has been involved in product development, opportunity identification and project management for MWW and its predecessor. Mr. Willis is MWW's account manager for GST, Houston's (Toyota Port) and Audi/VW port in Texas. Mr. Willis attended Texas Wesleyan College and received a degree in Mass Communications, Advertising, and Marketing.


The personnel plan calls for increasing total employees from 13 persons to 21 persons, within the next 12 months, an increase of 62%. Management anticipates that most new employees will be in functional areas that will support product development, sales and marketing, followed by service.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2005, by:


         o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
         o        each of our officers and directors; and
         o        all our officers and directors as a group.

Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------
      (1)                                    (2)                                      (3)                   (4)
  Title of Class           Name and Address of Beneficial Owner              Amount and Nature of        Percent of
                                                                             Beneficial Owner            Class**
  $.001 par value          Michael Winzkowski                                4,564,800 shares (a)          41%
  common stock             PO Box 2462,                                      (direct)
                           Palm Harbor, FL 34682-2462
                           Mgmt.

  $.001 par value          James C. Marvin                                   4,564,800 shares (b)          41%
  common stock             PO Box 2462,                                      (direct)
                           Palm Harbor, FL 34682-2462
                           Mgmt.

  $.001 par value          Greg Green                                        470,400 shares                4%
  common stock             PO Box 2462,                                      (direct)
                           Palm Harbor, FL 34682-2462
                           Key employee

                                       16





  $.001 par value          Wendover Investments Limited*                     4,000 shares                  9%
  common stock             5th Floor, Zephyr House,                          (direct)

  $.001 par value          Mary Street,                                      1,000,000 options
  common stock             Grand Cayman, Cayman Islands                      (direct)
  underlying stock         BWI
  options

  $.001 par value           Rainer Poertner                                   735,809 shares                7%
  common stock             730 Oxford Avenue                                 (direct)
  $.001 par value          Marina del Rey, CA 90292                          200,000 options
  common  stock                                                              (direct)
  underlying stock
  option

  $.001 par value          All directors and officers as a group (2          9,129,600                     82%
  common stock             individuals)

*Wendover Investments Limited owns 4,000 shares of common stock and a common stock purchase warrant to acquire up to 1,000,000 shares of common stock at purchase price of $.50 per share. Mr. Robert Lyons is the principal of Wendover Investments Limited. Under Rule 13(d)(1) a person is deemed the beneficial owner if that person has the right to acquire the securities within 60 days pursuant to options, warrants, conversion privileges or other rights.


**Percentages are based upon the amount of outstanding securities at June 30, 2005, 11,051,995 shares, plus for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.


(a) Does not include 1,000 shares purchased by Ms. Johanna Winzkowski in May 2004, the mother of Michael Winzkowski. Michael Winzkowski disclaims any beneficial ownership of the shares referred to in the preceding sentence.

(b) Does not include 10,000 shares purchased by Ms. Joanne Marvin or 770 shares purchased by Mr. Scott F. Marvin in May 2004, the mother and brother of James C. Marvin, respectively. James C. Marvin disclaims any beneficial ownership of the shares referred to in the preceding sentence.

                            DESCRIPTION OF SECURITIES

GENERAL

MWW has the authority to issue One Hundred Ten Million (110,000,000) shares of stock under its Certificate of Incorporation of which stock One Hundred Million (100,000,000) shares of the par value of $.001 each shall be common stock and of which Ten Million (10,000,000) shares of the par value of $.001 each shall be preferred stock. Further, the board of directors of MWW, by resolution only and without further action or approval by the stockholders, may cause the corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

Common stock

The common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The board of directors is elected annually to serve until their successors are elected and qualify. The bylaws authorize a five member board of directors which will generally serve for a term of one year. At present, there are two directors and three vacancies on the board. Vacancies on the board can be filled by a majority of the directors then in office and shall serve until the next annual election. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the common shares voted for the election of directors can elect all of the directors.

The common stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.


At June 30, 2005, MWW had 11,051,995 shares issued and outstanding.


Preferred stock

The certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the board of directors. No shares of preferred stock are issued and outstanding. However, the board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock can be utilized as a method of discouraging, delaying or preventing a change in control. No preferred shares have been issued as of the date of this registration statement, but management cannot assure the common stockholders that the board of directors will not do so in the future.

WARRANTS


MWW sold a Common Stock Purchase Warrant that allows the holder, Wendover Investments Limited, to purchase up to 1,000,000 shares of MWW's $.001 par value common stock at a price of $.50 per share any time before December 31, 2008. The exercise price and number of shares of common stock to be issued on exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrant is not subject to dilution based upon any reverse split of the common stock. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price. The warrant holder does not have the rights or privileges of a common stockholder or any voting rights until the warrants are exercised. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. The warrant holder was granted the right to a cashless exercise of the warrants if the shares underlying the warrants were not registered by June 2004. This event did not occur. The warrant holder has verbally waived the cashless exercise provision and has agreed to enter a written waiver agreement in the event the shares underlying the warrants are not registered by September 30, 2005.


STOCK OPTION


MWW issued a Stock Option to Richard O. Weed as an incentive to represent MWW as legal counsel. The Stock Option allows the holder to purchase up to 250,000 shares of MWW's $.001 par value common stock at $1.00 per share any time before December 31, 2008. Further, the Stock Option is not subject to dilution based upon any reverse split of the common stock and is exercisable, in whole or in part, with a promissory note of not less than 45 days duration or upon common "cashless exercise" terms. Mr. Weed has verbally waived the cashless exercise terms of his stock option and agreed to put these terms in writingn provided the shares underlying the options are not registered by September 30, 2005.


DIVIDENDS

MWW has not paid any dividends on its common stock to date and does not intend to pay dividends in the future. The payment of dividends in the future will be contingent upon the revenue and earning, if any, capital requirements and the company's general financial. The payment of any dividends is within the discretion of the board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in business operations. Accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

TRANSFER AGENT

The transfer agent for the common stock and preferred stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. Telephone 212-845-3200.

SHARES ELIGIBLE FOR FUTURE SALE


All of the outstanding shares of common stock are restricted securities under Rule 144, in that the shares were issued in private transactions not involving a public offering. At present, no shares of MWW's common stock are eligible for sale under Rule 144 since no shares have been held for more than two years and there is no way for any person who has held for at least one year to comply with the manner of sale provisions of Rule 144(f) or Rule 144(g). If a public market develops for MWW's common stock, in connection with this offering, or independently, Rule 144 might become available to certain stockholders at some future date.


RULE 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

1% of the number of shares of common stock then outstanding (which would equal 112,520 shares since there are currently 11,251,995 shares of common stock issued and outstanding); and the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the company.

RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been an affiliate at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC POSITION ON RULE 144 SALES

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

REGISTRATION RIGHTS

MWW has voluntarily agreed to file a registration statement covering the resale of the shares of common stock and the resale of the shares of common stock underlying the Common Stock Purchase Warrant and Stock Option. MWW will bear the expenses incurred in connection with the filing of any such registration statement.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements as of September 30, 2004 and for each of the years in the two-year period ended September 30, 2004 prospectus and registration statement have been audited by Russell Bedford Stefanou & Mirchandani LLP, independent auditors, as set forth in their report on such financial statements, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

Weed & Co. LLP, special counsel for Marketing Worldwide, has given an opinion on the validity of the securities being registered in this offering. Richard O. Weed, managing partner of Weed & Co. LLP, owns an option to purchase to 250,000 shares of MWW's $.001 par value common stock at $1.00 per share any time before December 31, 2008 and 200,000 shares of common stock.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Please see Certain Relationships and Related Transactions.

                             DESCRIPTION OF BUSINESS

Marketing Worldwide Corporation ("MWW" or the "Company") is a small business issuer that operates in a niche of the supply chain for new passenger automobiles in the United States and Canada. MWW's major customers buy accessory programs for installation on new Toyota and Lexus automobiles. An accessory program refers to the complete package of goods and services related to a single accessory for a particular type of vehicle. For example, MWW's first program, in 1999, was an agreement with South East Toyota Distributors, Inc. ("SET") to design, manufacture, and deliver to SET's port processing center rear deck spoilers for the Toyota Camry. SET is an independently owned company that distributes Toyota and Lexus automobiles in the Southeastern United States. During the year ended September 30, 2004, MWW sold 16 programs, primarily for Toyota vehicles, to three major customers, SET, Gulf States Toyota, Inc. ("GST") and Toyota Canada, Inc. ("TCI"). These three customers represented 94% of MWW's revenue during fiscal 2004. MWW does not have worldwide operations as its name may imply and does not have any material agreements with Toyota Motor Corporation of Japan as may be implied by its dealings with SET, GST or TCI.


MWW is a so called "Direct-To-Port Provider", a full service, designer, manufacturer and wholesale supplier of original equipment manufacturer components in the automotive accessory aftermarket. The term aftermarket refers to the market for parts and accessories used for the enhancement of a vehicle purchase or the vehicle's upkeep. The word accessory used in this context refers to something nonessential, but desirable because the item contributes to an effect or result for the vehicle or its driver. MWW calls itself a wholesale supplier of original equipment manufacturer components in the automotive aftermarket accessories because it designs, manufactures, acquires and markets items produced by others that are nonessential enhancements to the actual function of a vehicle, but the items are nonetheless desirable because the item contributes to an effect sought by the customer.

For some of its accessory programs, MWW orders equipment made by other companies and repackages the equipment for sale to its customers. For other accessory programs, MWW integrates several components from various suppliers into complete accessory systems for its customers. While on other accessory programs, MWW's role might be to suggest new designs or new products for automotive aftermarket accessories, then MWW takes those designs to various suppliers to determine if the products can be manufactured to the required specifications, next, MWW takes the prototypes to the vehicle manufacturer and MWW's customers to solicit product approval and purchase orders.

MWW provides foreign and domestic automobile manufacturers and independently owned port and vehicle processing centers in the United States and Canada with MWW's accessory programs directly at the port locations, without the use of an intermediary or wholesaler.


At the instruction of MWW, the processing centers' technical teams install MWW's accessory products on new automobiles at the port or vehicle processing centers, as soon as the newly built vehicles arrive at the port or vehicle processing center from the foreign or domestic automobile manufacturers. Next, the fully accessorized automobiles are delivered into the domestic car dealer distribution system throughout the continental United States and Canada.


MWW intends to grow its business operations in future periods by selling accessory programs for other global automobile brands besides Toyota and Lexus. MWW has established initial relationships with several major foreign and domestic automobile manufacturers and yet currently delivers the majority of its products and services to three large North American and Canadian vehicle processing centers. The three facilities are owned by South East Toyota Distributors, Inc., Gulf States Toyota, Inc. and Toyota Canada, Inc.

MWW develops, manufactures and sells aftermarket original equipment automotive accessory products. These proprietary products are created via the design, sales and development infrastructure owned, managed and controlled by MWW. Individual products are produced at MWW's request by members of MWW's Manufacturing Alliance. MWW owns the product designs and knowledge derived from the processes. MWW does not have any copyrights or patents. MWW's product designs are protected only with confidentiality and non-disclosure agreements. The members of the Manufacturing Alliance (i.e., the suppliers) have a stake in the development process because they will get purchase orders and cash for filling the purchase orders when the designs and products are adopted/purchased by MWW's customers.


MWW regards itself as a manufacturer, but MWW's definition of manufacturing does not focus on the traditional process of owning the factory that turns raw materials into components or finished products. Instead, MWW regards manufacturing as a system designed to perform the activities required to deliver the end-product to the customer and meet the customer's needs, from design to finance to production to sales and marketing to after-sales service. MWW manages its own supply chain or "virtual network" of relationships so that MWW's goods can be incorporated into other firms' global supply chains. Notably, MWW does not have a direct contractual relationship with Toyota Motor Corporation, who manufacturers the automobiles, but MWW's products are sold to SET, GST and TCI, who distribute Toyota and Lexus automobiles, and want to coordinate the delivery of MWW's programs to coincide with the arrival of new vehicles to the port or vehicle processing centers. As such, SET, GST and TCI demand that MWW and members of MWW's Manufacturing Alliance meet the quality standards of Toyota Motor Corporation while simultaneously sharing advance product information that allows MWW to design accessories for each new body style introduced by Toyota Motor Corporation.


MWW's Manufacturing Alliance is a close working group comprised of tool makers, molders and paint facilities. The term Manufacturing Alliance refers to that group of independently owned companies that MWW uses to meet the requirements of its customers. The specific outside vendors used by MWW will depend upon requirements of MWW's customers. Members in MWW's Manufacturing Alliance have included: AWA AISIN, a Toyota Motor Corporation certified supplier that provides MWW with original equipment manufacturer quality components and materials; Borla Performance, that provides MWW with original equipment manufacturer quality stainless steel performance exhaust systems; Modern Plastics, a Michigan based blow molder that provides MWW with blow molded plastic items; Toyota Team Europe, a subsidiary of Toyota Motor Corporation that provides MWW with various accessory components; WET/NCC & Micro Heat, that provides MWW with carbon fiber seat heating systems and electronic windshield fluid systems; Colortek, that provides MWW with painting services that conform to the automotive industry quality standards; Cars and Concepts/Nolden, that provides MWW with WET/NCC seat heaters; and Hella, Inc., that provides MWW with electronic parts and lighting assemblies. MWW believes that its relationship with each vendor is good. There are no long term written agreements between MWW and any vendor that is referred to as a member of MWW's Manufacturing Alliance that contain all of the terms and conditions of the agreement. Instead, MWW and members of the Manufacturing Alliance are each familiar with the global automotive standards of various manufacturers, such as Toyota and Lexus, and can, therefore, exchange purchase orders and make payments to each other through electronic data exchange, facsimile, and telephone calls.

At the instruction and with the supervision of MWW, each member of the Manufacturing Alliance executes a different stage of the manufacturing process for MWW's final product. MWW selects, retains, and compensates these individual firms and coordinates the scheduling and is responsible to its customers (the vehicle processing centers) for the final work product, its timely delivery, the supplying of installation instructions, training of technical personnel and execution of warranty services. The members of the Manufacturing Alliance are typically certified by the International Standards Organization ("ISO") with the ISO 9000 certification. [ISO 9000 certification refers to the objectively measurable set of quality management standards and guidelines that form the basis for establishing quality management systems adopted by the ISO. The ISO is a non-governmental organization comprised of the national standards institutes of 146 countries. MWW controls manufacturing and its employees are involved in all aspects of the process. MWW exerts control over members of its Manufacturing Alliance through new purchase orders, repeat orders and payment policies. Each member has a stake in the overall success of each product because the vendors get purchase orders and payment for filling the orders and requests for additional products and services if MWW's products and services are adopted/purchased by MWW's customers.

MWW and its suppliers agree that the product designs and knowledge derived from these activities belongs to MWW. MWW controls the intellectual property rights from product inception and design to the final manufactured product with non-disclosure and confidentiality agreements. At present, the majority MWW's products and services are designed for new Toyota and Lexus automobiles. Typical MWW products and services include spoilers, exhaust systems, comprehensive technical training, and warranty services. MWW does not have long-term written agreements with its key customers or its key suppliers that specify all of the terms and conditions of their relationship. Instead, MWW and its key customers and key suppliers are each individually approved and/or certified by various global automotive manufacturing companies or international standards organizations, such as the ISO, as to product and service quality. MWW and its key customers and key suppliers exchange purchase orders to complete the numerous individual tasks that occur as MWW orchestrates the process that performs the activities required to deliver the end product to its customer and meet its customer's needs. This process covers design to finance to production to sales and marketing to after-sales service.

THE COMPANY

Marketing Worldwide Corporation, a Delaware corporation ("MWW" or the "Company"), was incorporated on July 21, 2003. Effective October 1, 2003, MWW acquired 100% of the membership interests of Marketing Worldwide LLC; a Michigan limited liability company ("MWWLLC"), under a Purchase Agreement between MWW and the owners of MWWLLC. At closing, MWWLLC became a wholly owned subsidiary of MWW. MWWLLC's predecessor was organized on October 27, 1997 in the state of Florida as Marketing Worldwide, Ltd., a Florida limited partnership ("MWWLP"). On December 27, 2001, MWWLP merged into MWWLLC. MWWLP refers to Marketing Worldwide Ltd., a Florida limited partnership, organized on October 27, 1997. Marketing Worldwide, Inc., a Florida corporation, was the corporate general partner of MWWLP. MWWLP had limited operations until August 1998. MWWLLC refers to Marketing Worldwide, LLC, a Michigan limited liability company, organized on December 27, 2001. The same day MWWLLC was organized, it merged with MWWLP. The merger between MWWLP and MWWLLC represented a change in the form of legal organization (limited partnership to limited liability company) and change in legal domicile (Florida to Michigan).

PRINCIPAL PRODUCTS AND SERVICES

The majority of MWW's products and services are sold directly to two large independently owned vehicle processing centers located in North America and one Toyota owned center in Canada. These vehicle processing centers receive a continuous stream of new vehicles from the foreign and domestic automobile manufacturers for distribution into United States and Canadian dealer distribution channel.


The vehicle processing centers submit purchase orders to MWW for the delivery of accessories programs for specific types of vehicles, so they can deliver a continuous stream of fully accessorized vehicles to retail showrooms across the entire U.S. and Canada. An accessory program refers to the complete package of goods and services related to a single accessory for a particular type of vehicle. MWW expects to increase its revenues by selling the processing centers additional products and services. In addition to its products, MWW provides the technical training to install the accessories at the facility. Moreover, MWW continues to develop new products to meet the changing demands of consumers and accommodate the changing body and model styles/equipment supplied by the manufacturer. MWW's products and services allow the retail car buyer to purchase a fully accessorized automobile in the dealer showroom. MWW business model empowers the customer to make the selection of various accessories (sold by MWW) later in the production cycle, thus improving time to market. The principal products sold during the last two fiscal years include Automotive Body Components such as:


* Rear Deck Spoilers
* Running Boards
* Front Grills
* Stainless Steel Exhaust Systems
* Side skirts or front ends * Carbon Fiber Seat Heater Systems
* Lights and Fixtures


MWW currently delivers 16 accessory programs, focused on Toyota and Lexus brands to the processing centers. These programs generate the majority of MWW's revenue. An accessory program refers to the complete package of goods and services related to a single accessory for a single vehicle sold by MWW to its customer. For example, MWW currently sells the Toyota Avalon spoiler program to all three of its major customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc. The spoiler program delivers training at each port processing/installation facility, complete written instructions and installation templates, installation tools, and a spoiler for installation on each Avalon covered by the program.


Three Lexus programs are in the design phase following presentations to Lexus. One custom exhaust system has been approved by Lexus, but MWW has not yet received any purchase orders In future periods, management hopes to expand MWW's business operations to include the sale of programs to new customers. Further, once a program has been developed, MWW may be able to sell the accessories, components, products and services in the general aftermarket.

MWW's current programs consist of the following.

South                      Gulf States               Toyota
East Toyota                Toyota                    Canada, Inc.               Webasto
-------------------------------------------------------------------------------------------------
Avalon Spoiler             Avalon Spoiler            Avalon Spoiler             Seat heater
Sienna Spoiler             Matrix Spoiler            Sienna Spoiler
Rav4 Spoiler               Rav4 Spoiler              Rav4 Spoiler
4Runner Spoiler            4Runner Spoiler           4Runner Spoiler
Camry Spoiler              Camry Spoiler             Camry Spoiler
Corolla Spoiler            Corolla Spoiler           Corolla Spoiler
Scion Body Package                                   Echo Lip Spoiler
Matrix Tip                                           Rav4 Exhaust System
Tundra Exhaust System                                Tundra Exhaust System
Sequoia Exhaust System                               Sequoia Exhaust System
Tacoma Exhaust System                                Tacoma Exhaust System
Matrix Exhaust System                                Highlander Exhaust System
4Runner Exhaust System                               4Runner Exhaust System
Scion Exhaust                                        Echo Exhaust Tip
                                                     Echo Exhaust System
                                                     Camry Exhaust System
                                                     Corolla Exhaust System
                                                     Echo HB Exhaust

NEW PROGRAMS DEVELOPED

During fiscal 2004, MWW developed and launched a number of new products. These included five specifically designed stainless steel exhaust systems, two vehicle body packages and two components for delivery to Toyota Canada, Inc. for direct on-line installation on the Toyota Matrix.

The initial direct to the plant program or Toyota Matrix program is the first on-line production supply program for MWW. The Toyota Matrix program marks the beginning of MWW's efforts to expand its supply of components beyond the port or vehicle processing facilities directly to the Production Plants. MWW is currently supplying two components for this vehicle and the Toyota Matrix program will run through June of 2005. Currently volumes on the Toyota Matrix program are exceeding original forecast.

Other programs launched during the year were the Scion XB body package, comprising of three component packages. The Echo HB special vehicle package was launched for the Canadian market as a prelude to the 2006 model program. Three exhaust systems were launched during 2004 and are expected to continue for the next three years.

PRODUCTS IN DEVELOPMENT

During the last half of 2004, MWW increased its product development efforts consistent with its plan of operation. MWW designed several new components based upon its own design concepts. Following our initial review with the customers, we were approved to commence to the next level of development. Two of MWW's new product ideas were approved by its customers and MWW has started production. The remaining five new product ideas have been prototyped and computer aided design data was created following our customer's first phase review approval.

A rear high mount spoiler was developed in conjunction with AWA Aisin and approved for production for the Toyota Avalon by our customers with a launch date of April 2005. This is a new vehicle and the program is scheduled to run through the year 2010.

The second new product developed was for a new customer, Subaru. The component was designed for the Subaru Legacy. Following review of the prototype, we were requested to fast track the component for a second Subaru Port management review, which has not been concluded yet.
..
Two new development projects were for exhaust systems for the Toyota Scion TC and the Tacoma. Both were developed for the customer on request. Both exhaust systems have already been prototyped, reviewed and approved for production. The Scion TC launched in September 2004 and the Tacoma exhaust system is scheduled for launch in January 2005.

In addition to its internal development programs, MWW is in various stages of joint program development on a number of new programs with three other suppliers. These development efforts were undertaken to expand our product offering and customer base, while reducing our development costs. The new product designs are not vehicle specific and would allow for easy installation on almost any vehicle.


MWW has also begun with the development, implementation and testing of its B2B internet logistics platform and e-commerce site (www.marketingworldwide.us) that will sell MWW products on line, support customer training, and provide password protected access for selected customers to installation manuals and documents for testing standardization and accuracy across the installation process. The website will accommodate product and installation information requests as well as eventually the convenient and secure exchange of mission critical data, such as purchase order placing and real time tracking online. Currently, access to the site requires a password. The development and implementation phase of the B2B site has been completed and the site is currently in the final review stages. No additional development will be needed and no additional funds are required before final publication of the site. At present, the public does not have access to the site.


THE MARKET

The automobile accessory market is highly fragmented and not dominated by a few large participants. Meanwhile, the market for automobile manufacturing is capital intensive and dominated by a limited number of large global participants. Due to competitive pressures among vehicle manufacturers, many automobile manufacturers have created option packages that are referred to as "port installed" or "dealer installed" option packages. The option packages are installed at the domestic port processing centers and not during the initial manufacturing process at the manufacturer's assembly line

The port processing centers are owned by the manufacturer or independent third parties and focus on distributing accessorized automobiles into the retail dealership network. These processing centers do not have the capacity or desire to design and manufacture add-on components. Instead they have trained employees and are equipped to install virtually any accessory supplied to them. With MWW's components, parts, training, installation instructions and templates, any vehicle can be fully accessorized before it goes into the retail dealer distribution network.


Vehicle manufacturers and their distributors utilize suppliers such as MWW to propose, design, manufacture and deliver the products that are in demand by automobile buyers. The processing centers operate under quality control programs similar or equal to the manufacturer's on-line production facilities. Therefore, process stability, quality control issues and other related procedures are a crucial component of a successful relationship with the processing centers. MWW does not have long-term written agreements with its key customers or its key suppliers that specify all of the terms and conditions of their relationship. Instead, MWW and its key customers and key suppliers are each individually approved and/or certified by various global automotive manufacturing companies or international standards organizations, such as the ISO, as to product and service quality. MWW and its key customers and key suppliers exchange purchase orders to complete the numerous individual tasks that occur as MWW orchestrates the process that performs the activities required to deliver the end product to its customer and meet its customer's needs. This process covers design to finance to production to sales and marketing to after-sales service.


MWW's operations involve the design, tooling, manufacturing/assembly, sale and delivery of accessories to the port or vehicle processing centers. MWW supplies accessory products directly to the automobile processing centers at their U.S. entry ports and in Canada, for installation as either Port Installed Options or Dealer Installed Options programs. Port Installed Options refer to vehicle accessories that are installed at the port processing centers as opposed to options or accessories that are installed at the time the vehicle is assembled at the manufacturing facility. Dealer Installed Options refer to vehicle accessories that are installed at the dealer location as opposed to options or accessories that are installed at the time the vehicle is assembled at the manufacturing facility or at the port facility. The person that will market that particular vehicle into the dealer network is responsible for requesting, approving, and ultimately paying for the accessories. MWW also provides a limited number of components for regular aftermarket usage. MWW provides services, primarily training programs for processing center employees concerning installation, logistics training, quality assurance, testing procedures and warranty work, to support specific MWW products, programs and other needs for its core clients at the processing centers.

MAJOR CUSTOMERS

MWW's major customers in the U.S. are the large independently owned Toyota ports South East Toyota Distributors, Inc. ("SET") and Gulf States Toyota, Inc. ("GST") In Canada, MWW's major customer is Toyota Canada, Inc. (TCI). Other clients include Webasto Roof Systems, a domestic and international manufacturer of original equipment and after market roof systems and distributor of select automotive accessories, several large accessory dealers groups and miscellaneous selected accounts in Europe. For the year ended September 2004, MWW was dependent upon three (3) customers for 94% of its revenue and 89% of its accounts receivable at September 30, 2004 were due from three (3) customers. For the year ended September 30, 2003, MWW was dependent upon three customers for 95% of its revenue and 95% of its accounts receivable at September 30, 2003 were due from three customers.

MWW devotes significant attention to its major customers and is seeking to develop relationships with additional customers, so that it will decrease its dependency on only a few major customers. For the year ended September 30, 2004, SET, GST, TCI, Webasto, and FAS represented 55%, 28%, 11%, 5%, and 1% of MWW's total revenue, respectively For the year ended September 30, 2003, SET, GST, TCI, Webasto, and FAS represented 57%, 24%, 13%, 3%, and 1% of MWW's total revenue, respectively.

RESEARCH & DEVELOPMENT

MWW believes that its future performance will depend in large part on its ability to maintain and enhance its current product lines, develop new products, maintain technological competitiveness, meet demands from customer requirements and acquire new customers.

Each major program (i.e. a running board, rear deck spoiler or bumper guard) requires approximately $100,000-200,000 for product development, including R&D, initial design and support investment. This amount includes design, development, tooling and initial inventory for at least one to two (1-2) months. Total research and development costs charged to income were $79,792 and $108,551 for the years ended September 30, 2004 and 2003, respectively.

The development phase of a new program starts between six to twelve (6-12) months before the model launch date of the car model for which they are being designed. This development phase consists of six major phases broken down into multiple sub steps:

OPPORTUNITIES / NEEDS / ISSUES REVIEW

MWW reviews new vehicle models or their provided advance data as requested by the customer or as suggested by MWW.

COMPONENT DESIGN / MODEL REVIEW

MWW creates designs in response to the conducted review and creates a prototype model based on these research results.

CUSTOMER ACCEPTANCE

The customer reviews the model, pricing, delivery timing and the program is approved and POs are being issued.

TOOLING

MWW designs and builds the production tool, assembly and processing fixtures.

PRODUCTION / ASSEMBLY PACKAGING

Production parts are verified to design, quality controlled, assembled and packaged to customer specifications.

DELIVERY TO SCHEDULE

Product is delivered as scheduled; first installations are made with the assistance of MWW representative at the port location to assure a quality launch.

NEW PROGRAMS LAUNCH

MWW utilizes two different approaches for launching a new program.

1. A customer will inquire with MWW, to learn if concepts or components for a new car model currently in production or in the planning stages by an automobile manufacturer have already been developed by MWW. Based on this initial interest and on a further provisional commitment by the customer, MWW will obtain all necessary model data from the manufacturer and commence with the design and manufacturing of the new program.

2. MWW independently will determine the feasibility and the revenue potential of a new program and present its concept to the potential customer. After determining the customer's interest and subsequent commitment, MWW will begin with the development of the new program.

The program development process entails the following steps:

* Determine program revenue/profit potential
* Solicit volume estimate from customer
* Model data is obtained and design concepts are developed
* Set Launch date
* Proposal including pricing is submitted to the customer
* On customer approval a prototype is built
* Review date for customer component approval
* PO issued
* Manufacturing process begins

CUSTOMER SERVICE AND SUPPORT

MWW devotes substantial resources to providing customers with technical support, customer education, and installation training. The Company believes that a high level of customer service and support is critical to the adoption of its new programs.

TECHNICAL SUPPORT

Technical support for MWW's products is provided through both field and corporate-based technical advisors. MWW provides customers with installation tools, templates and manuals. MWW is planning to utilize its web site to allow easy access to this information via password protected areas.

PRODUCT WARRANTIES

MWW generally warrants its products to be free from material defects and to conform to material specifications for a period of three (3) years. MWW has not experienced significant returns to date.

MWW suppliers provide warranties for each product manufactured covering manufacturing defects for the same period that MWW offers to its customers. Therefore, a majority of the claims made under product warranties by MWW's customers are covered by our supplier partners and sub-suppliers.

TECHNOLOGY

PORTABLE DIGITIZING SYSTEM

In order to produce its products and at the same time expedite the design and development, MWW tries to always use the latest in digital recognition and design technology. Digital recognition refers to the use of up to date digital (versus photographic or analog) imaging equipment to capture data for manipulation using computer aided design (CAD) programs to assist the process. MWW uses portable equipment to obtain surface and/or component data acceptable for CAD, either in the field or at the processing center's location. This allows MWW to create highly accurate full-scale parts that can be used for development, presentations and sales and marketing, should the CAD data for a particular vehicle not be available in advance.

COMPUTER AIDED PHOTOGRAPHY

Utilizing computer generated concept design; MWW has been able to shorten the time period from concept to presentation by as much as sixty percent (60%), compared to traditional design methods. This design technique allows for rapid response to specification changes and the generation of photo quality montages of the component seemingly mounted on an actual vehicle for optimum presentation effect.

CAD - COMPUTER AIDED DESIGN

MWW uses CAD data as it is being made available by the automobile manufacturer or by MWW's marketing partner to generate surface data, fastening locations, verify dimensions and develop the actual component and required tooling.

TOOLING

MWW uses aluminum or steel tools to produce its vehicle body components. These tools allow high reproduction volume by MWW's manufacturers while maintaining the quality of the component produced. This tool typically does not need replacement through the entire component production life cycle and requires little or no maintenance.

BLOW MOLDING

A process to manufacture plastic parts from a mold, the Blow Molding Process allows for the production of lightweight, stable and uniformly dimensioned plastic components with a smooth and paintable surface, allowing the utilization of a range of different materials to meet the applied ISO quality standards.

PAINT

MWW uses several paint facilities, which are certified for automotive refinishing paint applications and systems. Parts are painted using a multiple step process, baked and cured to assure the required original equipment quality finish.

SOURCING

All MWW contract suppliers and production facilities are original equipment manufacturer approved and certified by the International Standards Organization ("ISO") with the ISO 9000 certification. ISO 9000 certification refers to the objectively measurable set of quality management standards and guidelines that form the basis for establishing quality management systems adopted by the ISO.

The ISO is a non-governmental organization comprised of the national standards institutes of 146 countries. The facilities have been strategically selected to minimize transportation cost and logistics. Suppliers are required to participate in quality assurance audits and submit the appropriate documentation for the components it processes for MWW.

DESIGN SERVICES

MWW employs special design and engineering services that are carefully selected and qualified full service providers to complement the in-house design staff.

The selected entities are highly regarded throughout the industry with a twenty
(20) year record of accomplishment in the development of automotive accessories. MWW has been working with the same designers and firms since inception.

SUPPLIERS

MWW has established relationships with a group of global suppliers that deliver quality materials for the production of add-on components to MWW. However, MWW depends upon three major suppliers, AWA Aisin, Borla Performance and WET/NCC. MWW devotes significant attention to these three relationships. MWW believes there are numerous sources for the raw materials used in its products. For the year ended September 30, 2004, MWW made 89% of its purchases from three suppliers and at September 30, 2004, 57% of MWW's accounts payable were due to three suppliers. For the year ended September 30, 2003, MWW made 79% of its purchases from two suppliers and at September 30, 2003, 49% of MWW's accounts payable were due to two suppliers.

AWA AISIN (ASIAN WORLD CORPORATION)


AWA/Aisin is located in Japan and partially owned by the Toyota Corporation. AWA/Aisin is a Tier-1 supplier to Toyota and other third party global automobile manufacturers. Based on this close relationship, Aisin provides MWW with components and material that are original equipment manufacturer quality and provided by a Toyota certified supplier. Many of the programs that MWW sells in the United States are MWW designed variations of factory-supplied parts. Aisin also manufactures raw parts and finished goods to MWW specific design and manufacturing instructions. For fiscal 2004, 52% of MWW's revenue was attributable to products supplied by this supplier.


BORLA PERFORMANCE


Headquartered in California with locations in Europe, Borla is one of the top two suppliers for original equipment manufacturer grade specialized stainless steel performance exhaust systems and a longstanding supplier for MWW. For fiscal 2004, 15% of MWW's revenue was attributable to products supplied by this supplier.



PINNACLE PLASTICS


An Ohio based Blow Molder and an original equipment manufacturer approved supplier among others for Honda, Ford Motor Company and MWW. For fiscal 2004,
 7% of MWW's revenue was attributable to products supplied by this supplier.



TTE TOYOTA TEAM EUROPE

TTE is wholly owned by Toyota Motor Corporation and produces accessory components for Toyota and Lexus vehicles worldwide. TTE also services the Toyota racing program. TTE is currently exploring possibilities for common product development and marketing with MWW, but no terms have been incorporated into a binding written agreement.

WET/NCC


One of the leading original equipment manufacturers for carbon fiber seat heating systems. For fiscal 2004, 16% of MWW's revenue was attributable to products supplied by this supplier.

COLORTEK


This firm is a Class A automotive paint facility and supplier of paint technology systems and paints. It provides high quality paint jobs for Ford, General Motors, Chrysler and MWW products. The firm is ISO 9000 certified. For fiscal 2004, 7% of MWW's revenue was attributable to products supplied by this supplier.



CARS AND CONCEPTS / NOLDEN

German based company supplying WET/NCC seat heaters.

HELLA, INC.

One of the largest suppliers for light assemblies and other electronic parts in the world.

COMPETITION

The general aftermarket automotive industry is highly competitive. In MWW's market niche, defined as selling directly to the port processing center, competition is limited and is occasionally represented by smaller divisions of larger companies. MWW competes for a share of the overall automotive aftermarket and potential new customers. In general, competition is based on proprietary product design capabilities and product quality, features, post-sale support, price and satisfactory after sale support. MWW's competitors include companies that offer a broad range of products and services, such as urethane molded parts, running boards, ground effects, and design.

The failure to enhance existing products and customer relationships, develop and/or acquire new products or expand our ability to acquire new customers could have a material adverse effect on our business, financial condition and results of operations.

MAIN COMPETITORS

Foam Molders

Specializes in Urethane and ABS plastic components. Foam Molders currently offers only a limited spoiler programs at the port processing facilities. Foam Molders is a private company and does not release financial information.

Fibernetics

Fibernetics, a former competitor, appears to have ceased operations.

COMPETITIVE ADVANTAGES

MWW believes that its competitive edge lies in the strategic positioning of MWW as a partner for its clients and not simply another supplier. It consequently focuses on the careful cultivation of these long-standing relationships, in contrast to simply selling products to anonymous customers. By making sure, those customers are and will remain satisfied clients; MWW is not only stabilizing and growing its client roster and assuring revenue growth, but also simultaneously building and maintaining barriers of entry for competitors. MWW spent many years cultivating the relationships that led to becoming a credible supply partner in the global supply chain for Toyota and Lexus vehicles. As part of the process, MWW built a strong commercial relationship with AWA Aisin that assists MWW in design of products for new Toyota and Lexus vehicle models. With this information, MWW can prepare programs for its customers that correspond to the 3-5 year life cycles of each vehicle model. Moreover, if MWW can manage its supplier and customer relationships effectively, it is creating reasonable barriers of entry for competitors, which might make it more difficult to persuade MWW's customers to switch to their goods and services. However, there can be no reasonable assurance that MWW will be able to maintain or expand its customer relationships.

PROPRIETARY RIGHTS


MWW relies on existing trade secret laws, if any, and signed confidentiality and nondisclosure agreements with its suppliers to protect the proprietary rights in the design of its products and in the products itself. However, MWW has not taken steps to seek copyright protection for its designs or patents for any of its processes. Further, it may be possible for third parties to develop similar products independently, provided they have not violated any contractual agreements or applicable intellectual property laws.

MWW is subject to the reporting requirements of the Exchange Act following its voluntary filing of a registration statement on Form 10-SB on February 11, 2004. In accordance with the Exchange Act, MWW files annual reports that include audited financial statements, quarterly reports, current reports, and other information with the Commission. These reports, as well as the proxy statements, information statements, and other information filed by MWW under the Exchange Act may be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549 or on the Internet at www.sec.gov. MWW is not required to deliver an annual report to its security holders, but its filings are available on the Internet. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


The following discussion and analysis should be read in conjunction with our financial statements. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

GENERAL OVERVIEW

The Company is a manufacturer of aftermarket original equipment accessory parts for automobiles and light trucks in the United States and Canada.


All of the Company's revenues are derived through sales to automotive companies. As a consequence, the Company is dependent upon the acceptance of its products in the first instance by the automotive industry. As a result of the Company's dependence on the acceptance of its products by the automobile industry, its business is vulnerable to actions which impact the automotive industry in general, including but not limited to, current consumer interest rates, fuel costs, and new environmental regulations. Other important factors, which may impact the Company's financial results, include the fact that the Company's business is dependent on a continued source of supply of many automotive body parts from a limited number of suppliers.


Growth opportunities for the Company include expanding its geographical coverage and increasing its penetration of existing markets through internal growth and expanding into new product markets. Challenges currently facing the Company include managing its growth, controlling costs and completing the implementation of its enterprise-wide software systems and electronic commerce site and logistics exchange platform. Escalating costs of audits, Sarbanes-Oxley compliance, health care and commercial insurance are also challenges for the Company at this time.

The following specific factors could affect our revenues and earnings in a particular quarter or over several quarterly or annual periods:

Our orders have been seasonal. Historically, our last fiscal quarter, July 1 through September 30, has been our weakest.

The requirements for our products are complex, and before buying them, customers spend a great deal of time reviewing and testing them. Our customers' evaluation and purchase cycles do not necessarily match our report periods, and if by the end of any quarter we have not sold enough new products, our orders and revenues could be below our plan. Like many companies in the automotive accessory industry, a large proportion of our business is attributable to our largest customers. As a result, if any order, and especially a large order, is delayed beyond the end of a fiscal period, our orders and revenue for that period could be below our plan.

The accounting rules we are required to follow permit us to recognize revenue only when certain criteria are met.


CRITICAL ACCOUNTING POLICIES

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various others assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

         o        Revenue recognition
         o        Inventories
         o        Allowance for doubtful accounts
         o        Stock based compensation

REVENUE RECOGNITION

Revenues on the sale of products, net of estimated costs of returns and allowance, are recognized at the time products are shipped to customers, legal title has passed, and all significant contractual obligations of MWW have been satisfied. Products are generally sold on open accounts under credit terms customary to the geographic region of distribution. MWW performs ongoing credit evaluations of the customers and generally does not require collateral to secure the accounts receivable.

INVENTORIES

We value our inventories, which consist primarily of automotive body components, at the lower of cost or market. Cost is determined on the average cost method and includes the cost of merchandise and freight. A periodic review of inventory quantities on hand is performed in order to determine if inventory is properly valued at the lower of cost or market. Factors related to current inventories such as future consumer demand and trends in MWW's core business, current aging, and current and anticipated wholesale discounts, and class or type of inventory is analyzed to determine estimated net realizable values. A provision is recorded to reduce the cost of inventories to the estimated net realizable values, if required. Any significant unanticipated changes in the factors noted above could have a significant impact on the value of our inventories and our reported operating results.

ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each customer and related aging of the past due balances. In order to assess the collectibility of these receivables, we perform ongoing credit evaluations of our customers' financial condition. Through these evaluations we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but are not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers and if circumstances related to our customers deteriorate, our estimates of the recoverability of our receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provided more allowances than are ultimately required, we may reverse a portion of such provisions in future periods based on our actual collection experience. As of September 30, 2004 and 2003, we determined there was no reserve required against our account receivables.

Stock-Based Compensation

In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

The Company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

COMPARISON OF THE YEAR ENDED SEPTEMBER 30, 2003 TO THE YEAR ENDED SEPTEMBER 30, 2004

SALES


Net sales decreased $1,102,881, or 13.8% from $$7,982,697 in 2003 to $6,879,816 in 2004. The decrease in net sales was the result of several delays of model launch dates by Toyota. This was made up of the late release of new programs and lower volume on existing programs; new programs , Sienna Spoiler $230,261, Echo Spoiler $118,049, Matrix Spoiler $34,701 in increased sales of existing product; in 2004 exhaust system sales decreased by $583,513, and other spoiler sales decreased by $1,052,325, other component sales increases made up the $149,946.


GROSS PROFIT

For the fiscal year ended September 30, 2004, MWW's gross profit margin was 29% compared to 29% for the fiscal year ended September 30, 2003. MWW's gross profit margin remained the same. MWW's gross profit margin is influenced by a number of factors and gross margin may fluctuate based on changes in the cost of supplies and product mix and competition. Steel prices increased in August and higher freight cost affected transportation cost; but the company was able to minimize the impact of these increases by reducing other material cost during the year. As a result of the decrease in the Company's sales, the Company experienced a decrease in its accounts receivable of $165,568 to $518,028 at September 30, 2004 from $683,594 at September 30, 2003, or 24%. In addition, inventory levels decreased $188,867 to $721,268 from $ 910,135 during the same period in 2003. Equipment used in manufacturing its products was unchanged.

In order to finance its expanding operations, the Company obtained conventional bank and lease financing, which provided the liquidity to meet it's on- going and anticipated working capital requirements, as well as increase its inventory levels and invest in equipment utilized in the ordinary course of its business operations.

In summary, the change in product sales has been the catalyst for the change in the Company's financial position, results of operations and cash flow for the year ended September 30, 2004. There is no assurance the Company's past results is indicative of future performance.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

The Company's selling, general and administrative expenses decreased $96,068, or 5%, from $1,958,371 during the year ended September 30, 2003. The Company incurred research and development costs of $79,792 during 2004 as compared to $108,551 in 2003, a decrease of $28,759, or 26.5%. The level of research and development costs are dependent upon the Company's customers' design changes to their automotive models and the company's exploration into changes in the application of new materials utilized, such as fiber glass and resins. The Company is operating in a highly technical industry and management anticipates research and development costs will remain a significant component of its ongoing operating expenditures.


The Company incurred compensation costs of approximately $742,872 during 2004 as compared to approximately $950,000 in 2003, a decrease of approximately $207,000, or 22%. The cost of insurance coverage, including employee benefit plan coverage, decreased $39,977 during this period and travel costs associated with the increased number of projects and expanding customer base, increased approximately $5,527 in 2004 as compared to $36,000 in 2003. Compensation costs declined from the prior year primarily because Mr. Winzkowski, CEO and Mr. Marvin, CFO did not receive year end bonuses in fiscal 2004. In prior years, Mr. Winzkowski and Mr. Marvin were paid year end bonuses so that they could pay the income taxes attributable to MWW's predecessor that was taxed as a partnership. Compensation costs declined somewhat because Mr. Greg Green was paid less and no employees received year-end bonuses.


FINANCING EXPENSES


MWW incurred interest expense of $20,888 in 2004 as compared to $42,863 in 2003, a decrease of $21,975, or 51%. MWW's anticipated growth and resulting continued need for financing; it is anticipated interest costs will increase in the future.


OTHER INCOME

Other income decreased from $67,146 in 2003 to $13,883 in 2004, a decrease of $53,263. Other income consists primarily of gains (losses) on foreign currency, gain in the sale of assets and interest income. While not a recurring activity, the Company's management from time to time assesses its foreign currency risks in connection with its agreements to acquire inventory and materials from its vendors and enters into contracts to hedge such risks. The Company currently has no foreign currency contracts.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2004, we had working capital of $946,229. As a result of our net income of $65,360, adjusted principally for a $165,566 decrease in accounts receivable, we used $112,608 in operating activities during the year ended September 30, 2004. We used $37,463 of cash to acquire new property and equipment during the year. We met our cash requirements during the year by borrowing, debt, $290,825, net of repayments and through the issuance of stock to Friends & Family in the amount of $343,121.

MWW has incurred and recorded expenses in 2004 directly associated with becoming a publicly traded company. These direct expenses, exceeded $250,000 and were for the activities associated with prior years audits, legal and marketing costs. There were no comparable expenses or activities in 2003. A number of these expenses are non-reoccurring and will not have an impact on future reporting periods.

MWW currently has a $750,000 line of credit, which is used to fund seasonal working capital requirements and other financing needs. On March 1, 2004, MWW entered into an asset based loan agreement with Key Bank N.A. to borrow up to $750,000 (the "Loan"). The Loan is due on January 31, 2006. MWW pledged all of its inventory, equipment, accounts, chattel paper, instruments, and letters of credit, documents, deposit accounts, investment property, money, rights to payment and general intangibles to secure the Loan further, Mr. Winzkowski, Mr. Marvin and JCMD Properties, LLC (an entity controlled by Mr. Winzkowski and Mr. Marvin) each executed a commercial guaranty for an unlimited amount in favor of Key Bank N.A. The Loan with Key Bank N.A. is a standard asset based loan agreement. The Loan requires MWW to attain a ratio of Total Debt to Tangible Net Worth of less than 3.50 to 1.00 tested at the end of each fiscal year and a ratio of Operating Cash Flow to Fixed Charges of not less than 1.50 to 1.00 tested at the end of each fiscal year for the preceding 12-month period. MWW is in compliance with the terms and conditions of its agreement with Key Bank N.A. MWW does not have restrictive covenants on any other indebtedness and believes that is has satisfactory relationships with its creditors and that the agreement will be extended at the due date. The current outstanding balance on the line of credit with Key Bank is approximately $500,000. The current interest rate is 6% and is based upon 1/4 point below the Prime Rate (currently 6.25%). The renewal date of the line of credit agreement is February 1, 2006.

MWW is the maker of an unsecured 11.5% interest bearing promissory note (the "11.5% Note") in the principal amount of $130,000 that matures on January 31, 2007. The "11.5% Note is payable to an overseas company and the company has a satisfactory relationship with the holder of the 11.5% Note.


MWW expects capital expenditures to be $440,000 for fiscal 2005. These anticipated expenditures are for continued investments in property, tooling and equipment used in our business.

Management believes that available cash, the line of credit, and cash generated from operations will be adequate to fund MWW's capital requirements for the foreseeable future. Management has disclosed plans to seek additional capital to be used for general corporate purposes.

The Company's predecessor, MWWLLC had chosen to be treated as a partnership for federal income tax purposes. A partnership is a not a tax paying entity for federal income tax purposes. Accordingly, no federal income tax expense has been recorded in the financial statements for the year ended September 30, 2003. All income or losses were reported on the individual members' income tax returns. MWWLLC was however liable for state income taxes. MWWLLC provided for income taxes based on pre-tax earnings reported in the financial statements.

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The income tax provision reported in the consolidated financial statements for the year ended September 30, 2004 is based on the then effective tax status of the Company for income tax purposes. Accordingly, the tax provision reported for year ended September 30, 2004 is not comparable to September 30, 2003.

COMPARISON OF THE YEAR ENDED SEPTEMBER 30, 2003 TO THE YEAR ENDED SEPTEMBER 30, 2002

SALES

Net sales increased $3,659,143, or 84.6% from $4,323,554 in 2002 to $7,982,697 in 2003. The increase in net sales was the result of adding Toyota Canada, Inc. as a customer in 2003 and making more sales to existing customers. Both actions lead to an approximate 58% increase in sales. During 2003, the Company generated sales from new programs 4Runner Spoilers $1,786,000, Sienna Spoiler $181,000, Echo Spoiler $55,000, Matrix Spoiler $130,200 and increased sales of existing products exhaust system sales increased by $320,000, and other spoiler sales increased by $1,060,000, other component sales increases made up the $127,000.

GROSS PROFIT

For the fiscal year ended September 30, 2003, MWW's gross profit margin was 29% compared to 25% for the fiscal year ended September 30, 2002. MWW's gross profit margin increased primarily because of adjustments to product mix and pricing. MWW's gross profit margin has fluctuated, and is expected to continue to fluctuate, depending on a number of factors, including changes in product mix and competition.

As a result of the growth in the Company's sales, the Company experienced an increase in its accounts receivable of $291,421 from $392,173 at September 30, 2002 to $683,594 at September 30, 2003, or 74.3%. In addition, inventory levels increased $67,045 from $843,090 to $910,135 during the same period. Equipment used in manufacturing its products increased $168,114 from $109,788 to $277,902.

In order to finance growth during fiscal 2003, the Company obtained conventional bank and lease financing, which provided the liquidity to meet its working capital requirements, increase its inventory levels and invest in equipment utilized in the ordinary course of its business operations.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

The Company's selling, general and administrative expenses increased $1,034,523, or 112%, from $923,848 during the year ended September 30, 2002 to $1,958,371 during the year ended September 30, 2003. The Company incurred research and development costs of $108,551 during 2003 as compared to $71,345 in 2002, an increase of $37,206, or 52.1%. The level of research and development costs are dependent upon the Company's customers' design changes to their automotive models and changes in the application of materials utilized, such as fiber glass and resins.

The Company operates in a highly technical industry and management anticipates research and development costs will remain a significant component of its ongoing operating expenditures.

The Company incurred compensation costs of approximately $1,248,00 during 2003 as compared to approximately $488,000 in 2002, an increase of $760,000, or 155%. The increase was related to the costs of the Company compensating its owners and key employees during 2003. The cost of insurance coverage, including employee benefit plan coverage, increased $94,000 during this period and travel costs associated with the increase in revenues and expanding customer base, increased approximately $36,000 in 2003 as compared to 2002.

FINANCING EXPENSES

MWW incurred financial expense of $42,863 in 2003 as compared to $11,778 in 2002, an increase of $31,085, or 264%. The increase is a result of MWW increasing its debt to meet its working capital requirements in 2003. As a result of MWW's anticipated growth and resulting continued need for financing, it is anticipated interest costs will continue to increase in the future.

OTHER INCOME

Other income increased from $44,366 in 2002 to $67,146 in 2003, an increase of $22,780. Other income consists primarily of gains (losses) on foreign currency contracts and interest income. While not a recurring activity, the Company's management from time to time assesses its foreign currency risks in connection with its agreements to acquire inventory and materials from its vendors and enters into contracts to hedge such risks. The Company currently has no foreign currency contracts.

LIQUIDITY AND CAPITAL RESOURCES

At of September 30, 2003, the Company had working capital of $423,372 net of $215,533 due to the owners of MWW. As a result of our net income of $341,733, adjusted principally for a $291,421 increase in accounts receivable, we generated $17,083 in cash flow from operations during the year ended September 30, 2003. We used $168,114 of cash to acquire new property and equipment during the year, consisting of a Loader for the warehouse $25,600 and $142,500 for product tooling. We met our cash requirements during the year by borrowing, through the issuance of debt, $287,294, net of repayments.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, INVENTORY COSTS-- AN AMENDMENT OF ARB NO. 43, CHAPTER 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152") The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), SHARE-BASED PAYMENT ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, EXCHANGES OF NONMONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

BUSINESS CONCENTRATION

During the year ended September 30, 2004, MWW recognized approximately 94% of its revenues from sales of its products to three (3) customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc. During the year ended September 30, 2003, MWW recognized approximately 95% of its revenues from sales of its products to three (3) customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc. MWW's management considers its relationships with these customers to be satisfactory. Given the concentration of its sales to a few key Customers, MWW's revenue will be subject to the policies and practices of these customers. MWW management continues to concentrate its efforts on further expanding its customer base in order to reduce its reliance on its current customers. First deliveries have been made directly to the Toyota manufacturing plant in Canada and requests for quotations have been received from several large potential customers.

During the years ended September 30, 2004 and 2003, MWW purchased approximately 62% and 79%, respectively of its goods for resale from two (2) vendors, AWA Aisin and Borla Performance, and expects to continue to obtain a significant percentage of its products from these vendors in future periods. While MWW's management considers its relationships with the vendors to be satisfactory, given the concentration of its purchases from a few key vendors, its access to products needed in its ordinary course of business may be subject to the policies and practices of the key vendors.

LACK OF LONG-TERM AGREEMENTS


MWW does not have worldwide operations as its name may imply. MWW does not have any material agreements with Toyota Motor Corporation of Japan as may be implied by its dealings with South East Toyota Distributors, Inc., Gulf States Toyota, Inc. or Toyota Canada, Inc. Moreover, MWW does not have long-term written agreements with its key customers or its key suppliers that specify all of the terms and conditions of their relationship. Instead, MWW and its key customers and key suppliers are each individually approved and/or certified by various global automotive manufacturing companies or international standards organizations, such as the ISO, as to product and service quality. MWW and its key customers and key suppliers exchange purchase orders to complete the numerous individual tasks that occur as MWW orchestrates the process that performs the activities required to deliver the end product to its customer and meet its customer's needs. This process covers design to finance to production to sales and marketing to after-sales service.


INFLATION

In the opinion of management, inflation has had an impact on freight and stainless steel cost on MWW's financial condition and results of its operations.

OFF-BALANCE SHEET ARRANGEMENTS

MWW does not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

INTERIM RESULTS OF OPERATIONS


COMPARISON OF SIX MONTHS ENDED MARCH 31, 2005 TO THE SIX MONTHS ENDED MARCH 31, 2004

SALES. Consolidated net sales in the first half of 2005 were $3,497,095, a decrease of $243,027 or 6.5%, compared to $3,740,122 in the first half of 2004. Contributing to the sales decline was the fact that several new Toyota automobile models that were planned for release by Toyota in the last quarter of calendar 2004 were delayed and the start of several new MWW programs also have been delayed. Accordingly, the revenue that would have been generated for MWW by the release of these models and the new programs has been postponed into a subsequent period. Further delays by Toyota in releasing their new models may have a material effect on the Company's financial condition and results of operations.

GROSS MARGINS. Gross margins for the first half of 2005 reflected a decrease to 25% from 30%, due to product sales mix with a concentration in product sales with lower profit margins combined with currently higher purchasing cost of raw components abroad (Japan) and in the US, partially based on the weak U.S. currency. Further declines in the value of the U.S. dollar may have a material effect on the Company's financial condition and results of operations.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $51,123 to $779,911 in the first half of 2005, compared to $831,034 in the first half of 2004. This decrease was primarily due to a reduction in salaries and wages, travel, and other general expenses.

OPERATING INCOME. Operating income decreased by $192,882 to $86,158 in the first half of 2005, compared to $279,040 in the first half of 2004. This decrease was primarily due to the overall decrease in consolidated net sales as discussed above. Moreover, the Company was not operating at full capacity due because Toyota Motor Corporation of Japan delayed the introduction of certain new models and body styles which caused delays in the purchase decisions of MWW's customers. As noted above, these events are beyond management's control and can cause material changes to the Company's financial condition, cash flows, and operations.


LIQUIDITY AND CAPITAL RESOURCES


As of March 31, 2005, the Company had a working capital of $765,715. The Company generated a deficit in cash flow from operations of $298,775 for the six month period ended March 31, 2005. The deficit in cash flow from operating activities is largely attributable to an increase in the Company's accounts receivable of $474,252, offset by reduction in payable of $42,681 and increases in current portion of capital lease obligation, $10,482, accounts payable, $406,348, and other current liabilities, $46,274.. The Company invested $64,705 in new equipment during the period.

MWW currently has a $750,000 line of credit, which is used to fund seasonal working capital requirements and other financing needs. On March 1, 2004, MWW entered into an asset based loan agreement with Key Bank N.A. to borrow up to $750,000 (the "Loan"). The Loan matured on January 31, 2005 and was extended to January 31, 2006. MWW pledged all of its inventory, equipment, accounts, chattel paper, instruments, and letters of credit, documents, deposit accounts, investment property, money, rights to payment and general intangibles to secure the Loan further, Mr. Winzkowski, Mr. Marvin and JCMD Properties, LLC (an entity controlled by Mr. Winzkowski and Mr. Marvin) each executed a commercial guaranty for an unlimited amount in favor of Key Bank N.A. The Loan with Key Bank N.A. is a standard asset based loan agreement. The Loan requires MWW to attain a ratio of Total Debt to Tangible Net Worth of less than 3.50 to 1.00 tested at the end of each fiscal year and a ratio of Operating Cash Flow to Fixed Charges of not less than 1.50 to 1.00 tested at the end of each fiscal year for the preceding 12-month period. MWW is in compliance with the terms and conditions of its agreement with Key Bank N.A. MWW does not have restrictive covenants on any other indebtedness and believes that is has satisfactory relationships with its creditors. The current outstanding balance on the line of credit with Key Bank is approximately $500,000. The current interest rate is 6% and is based upon 1/4 point below the Prime Rate (currently 6.25%). The renewal date of the line of credit agreement is February 1, 2006.

MWW is the maker of an unsecured 11.5% interest bearing promissory note (the "11.5% Note") in the principal amount of $130,000 that matures on January 31, 2007. The "11.5% Note is payable to an overseas company and the company has a satisfactory relationship with the holder of the 11.5% Note.


The effect of inflation on the Company's revenue and operating results was not significant. The Company's operations are located in North America and there are no seasonal aspects that would have a material effect on the Company's financial condition or results of operations.

                             DESCRIPTION OF PROPERTY

MWW's main location is in Michigan with several support teams operating from satellite/home offices in different parts of the U.S. and Germany. The principal executive office is located at 2212 Grand Commerce Dr., Howell, MI 48855. This newly built facility is located close to the expressway, main roads, local airport and in a large city, Howell, Michigan. The facility has three truck wells, two ground doors, a technical development enclosure, 20 foot ceilings, additional office space and more parking.


The facility has been built to suit MWW's requirements and is being leased from JCMD Properties LLC, a company owned by James Marvin and Michael Winzkowski, current officers, directors and major stockholders of MWW. As such, MWW has a five-year lease with a landlord, JCMD Properties LLC that is owned by two affiliates. The new facility is triple net leased for a term of five years, with annual adjustments and lease renewal options. MWW has added approximately $40,000 in fixtures and other improvements prior to occupancy. The lease rates between MWW and JCMD Properties LLC matches existing lease rates in the area. The current cost per square foot at the facility is $7.50 per square foot and subject to a price increase if the lease is extended. Nearby, triple net lease rates range between $6.00 - $8.00 per square foot. Typically, the office portion is $12.00 per square foot and warehouse space is $6.00 per square foot. Rates vary between $6.00 - $8.00 per square foot depending upon the areas within a building and the set up for or design of the space. The current monthly lease payments for the facility in Howell, Michigan is $12,450 per month.


The satellite/home offices for the support teams operating in different parts of the U.S. and Germany are located at the following addresses.


3020 Leprechaun Lane, Palm Harbor, Florida, United States. MWW pays $900 per month under a month to month agreement for this office. 4354 Capra Way, Fort Worth, Texas, United States. MWW does not record any lease expense for this office because this facility is made available to MWW by its employee who is reimbursed for out-of-pocket costs, such as telephone, facsimile and courier costs. Frauenhoferweg 19A, 40591 Duesseldorf West Germany. MWW does not record any lease expense for this office because this facility is made available to MWW by its employee who is reimbursed for out-of-pocket costs, such as telephone, facsimile and courier costs.

The Florida office coordinates the relationship with SET in regards to marketing and information exchange, oversees our GST sales and marketing team and the development of the Caribbean and South American clients and their associated product potential.


MWW has twelve (12) full-time and two (2) part-time employees. During fiscal 2003, MWW had ten (10) full time and three (3) part time employees. MWW considers full-time to be 32 or more hours per week. Management believes that the structure of its workforce allows MWW to scale its overhead according to the scope of its design, tooling, assembly and manufacturing requirements throughout the year. MWW plans to add employees in the future.

MWW has elected to outsource various activities, such as mechanical design, tooling, machinery and manufacturing capabilities to its key suppliers AWA Aisin and Borla Performance. Outsourcing these activities allows the dynamic and economical use of resources. The outsourcing decisions was made by management to keep product development cost and overhead low and to limited the number of fully employed personnel within the company. Management believes this strategy allows the company to react to changing market conditions and scale overhead efficiently, based on the existing product demand and other general economic conditions. The outsourcing agreements with AWA Aisin and Borla Performance are not a set of complex written documents. Instead, these business relationship are a part of what is often referred to as the automotive original equipment manufacturer (OEM) aftermarket accessory market. For example, AWA Aisin is partially owned by Toyota Motor Corporation of Japan and it is a Tier-1 supplier to Toyota and other automotive manufacturers. Similarly, Borla Performance is a manufacturer of specialized stainless steel performance exhaust systems. MWW orders equipment made by these companies and repackage it for its customers. For other programs, MWW integrates components from these suppliers and others into complete systems for its customers. While on other programs, MWW suggests new designs or new products for automotive aftermarket accessories. The term aftermarket refers to the market for parts and accessories used for the enhancement of a vehicle purchase or its upkeep. The word accessory used in this context refers to something nonessential, but desirable because the item contributes to an effect or result for the vehicle or driver. MWW calls itself an OEM or OE supplier of automotive aftermarket accessories because it acquires and markets items produced by others that are nonessential enhancements to the actual function of a vehicle, but the items are nonetheless desirable because the item contributes to an effect sought by the customer.

MWW owns the product designs and knowledge derived from the processes. The members of the Manufacturing Alliance (i.e., the suppliers) have a stake in the development process because they will get purchase orders and cash for filling the purchase orders and requests for services if the designs and products are adopted/purchased by MWW's customers. MWW does not have any copyrights or patents. MWW's product designs are protected only with confidentiality and non-disclosure agreements.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 1, 2003, MWW acquired 100% of the membership interests in Marketing Worldwide LLC, a Michigan limited liability company ("MWWLLC"), in a tax-free exchange whereby MWWLLC became a wholly owned subsidiary of MWW. Under the Purchase Agreement, the three selling members of MWWLLC were issued 9,600,000 shares of common stock. Michael Winzkowski received 4,564,800 shares, James C. Marvin received 4,564,800 shares and Gregory G. Green received 470,400 shares of MWW under the Purchase Agreement. Immediately following the transaction, Michael Winzkowski and James C. Marvin became the officers and directors of MWW. Mr. Winzkowski and Mr. Marvin serve as members of MWW's board of directors without compensation. However, Mr. Winzkowski and Mr. Marvin have written employment agreements with MWWLLC and received annual compensation of $180,000 and $120,000 for the year ended September 30, 2004 and 2003, respectively. Further, each received a bonus of $0 and $117,000 for the year ended September 30, 2004 and 2003, respectively.

At September 30, 2003, MWW reported a related party note payable balance of $215,533. The amount was due and owing to Mr. Winzkowski and Mr. Marvin. For the year ended September 30, 2003, no related party interest was charged to operation because the interest was waived. As of September 30, 2004, all related party notes were repaid by MWW. During the next twelve months, MWW will make lease payments under a five-year lease with a landlord, JCMD Properties LLC, that is owned by James Marvin and Michael Winzkowski. The monthly lease payments are $12,450 per month.


Michael Winzkowski, James C. Marvin, Gregory G. Green, Richard O. Weed and Rainer Poertner are defined as promoters by the Securities Act Rules since each directly or indirectly took initiative in founding and organizing the business of MWW. Mr. Weed served as the sole Director, President, Secretary and Treasurer of MWW from its inception on July 21, 2003 until the effective date of the acquisition of MWWLLC on October 1, 2003. Mr. Weed was granted a Stock Option to purchase 250,000 shares of MWW common stock at $1.00 per share that expires December 31, 2008 as an incentive to represent MWW as legal counsel. Mr. Weed is a partner in Weed & Co. LLP and has provided legal services to MWW under a Fee Agreement since August 15, 2003. Weed & Co. LLP has been paid $7,875 in cash for its services and expects to receive an additional $22,125 in cash or common stock as compensation for filing a registration statement for MWW. Mr. Poertner has provided consulting services to MWW and MWWLLC since April 2003. Under the Consulting Agreement with MWW dated August 15, 2003, Mr. Poertner received $4,000 per month plus expenses. Mr. Poertner is the former Chief Executive Officer and a former director of two publicly traded companies. Mr. Poertner was retained by MWW to advise its management and stockholders on corporate growth strategies, strategic alliances, and interaction with the financial community. On October 12, 2004, MWW and Mr. Poertner executed a written Amendment to Consulting Agreement (the "Amendment"). Under the Amendment, MWW increased Mr. Poertner's monthly consulting fee to $7,000 per month effective as of July 1, 2004 to reflect that Mr. Poertner's role had been expanded to include responsibility for strategic planning, marketing, and general business operations. Mr. Poertner was issued 535,809 shares of MWW common stock as compensation for services rendered and to be rendered under the Consulting Agreement and Amendment. Further, the Amendment clarified that Mr. Poertner shall not receive any transaction based compensation and that the exercise price of Mr. Poertner's stock option to purchase 200,000 shares of MWW common stock shall be at a price equal to 125% of the 30 day average closing bid price for MWW's common stock for the first 30 days of trading in the U.S. capital markets.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established public trading market for the common stock of MWW.


At June 30, 2005, there were 11,051,995 shares of common stock issued and outstanding. There are 1,250,000 shares of common stock that are subject to outstanding options and warrants to purchase common stock. No shares can be sold pursuant to Rule 144 under the Securities Act. MWW voluntarily agreed to file a registration statement covering the resale of the shares of common stock by the selling security holders. MWW will bear the expenses incurred in connection with the filing of any such registration statement. MWW did not enter a registration rights agreement with any selling security holder. Therefore, MWW's failure to have the registration statement declared effective by a certain date will not make it liable for damages, but may change its relationship with existing stockholders.

As of June30, 2005, MWW had 33 common stockholders of record. No shares of preferred stock have been issued. MWW has not declared any cash dividends on its common equity for the last two years. It is unlikely that MWW will pay dividends on its common equity in the future and is likely to retain earnings and issue additional common equity in the future.


MWW did not have any securities authorized for issuance under any equity compensation plans at the end of fiscal 2004.

                             EXECUTIVE COMPENSATION

The Summary Compensation Table below identifies the compensation of Michael Winzkowski and James Marvin. Mr. Winzkowski and Mr. Marvin are the only MWW executives with total annual salary and bonus that exceeded $100,000 during the last two years. Mr. Winzkowski and Mr. Marvin entered written employment agreements with MWWLLC on March 23, 2003 for the two year period from October 1, 2003 through September 30, 2005. During the first year of the employment term, Mr. Winzkowski and Mr. Marvin each earn $120,000 as their base salary; receive a car allowance and discretionary bonuses. During the second year of the employment term, Mr. Winzkowski and Mr. Marvin each earn $180,000 as their base salary; receive a car allowance and discretionary bonuses. MWW and its predecessor MWWLLC paid no bonuses to Mr. Winzkowski and Mr. Marvin during 2004 and each received bonuses of $117,000 during fiscal 2003.


----------------------------------------------------------------------------------------------------------------
                                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------
                                                                       Long Term Compensation
                                                             -------------------------------------
                                  Annual Compensation                   Awards           Payouts
                        -----------------------------------  ------------------------- -----------
      (a)         (b)       (c)         (d)        (e)         (f)             (g)            (h)         (i)
Name                                             Other       Restricted    Securities
and                                              Annual      Stock         Underlying         LTIP      All Other
Principal                                        Compen-                   Options/SARS
Position         Year     Salary($)   Bonus($)   sation($)   ($)           (#)                ($)       ($)
----------------------------------------------------------------------------------------------------------------
                 2004     180,000            0      0           0           0                 0         0
Michael          2003     120,000      117,000      0           0           0                 0         0
Winzkowski       2002     100,000       65,000      0           0           0                 0         0
  CEO            2001      45,000            0      0           0           0                 0         0
----------------------------------------------------------------------------------------------------------------
                 2004     180,000            0      0           0           0                 0         0
James            2003     120,000      117,000      0           0           0                 0         0
Marvin           2002     100,000       65,000      0           0           0                 0         0
  COO            2001      45,000            0      0           0           0                 0         0



Greg Green       2004     <100,000           0      0           0           0                 0         0
Sales Mgr.       2003     115,000            0      0           0           0                 0         0
                 2002     121,000            0      0           0           0                 0         0
                 2001      79,000            0      0           0           0                 0         0




Mr. Winzkowski and Mr. Marvin receive a car monthly allowance of $656 and $0, respectively.

MWW did not make any option or SAR grants in its last fiscal year and has not adopted a long term incentive compensation plan.

                              FINANCIAL STATEMENTS









                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         MARKETING WORLDWIDE CORPORATION

                       FINANCIAL STATEMENTS AND SCHEDULES

                           SEPTEMBER 30, 2004 AND 2003

                      THREE MONTHS ENDED DECEMBER 31, 2004

                         MARKETING WORLDWIDE CORPORATION
                   Index to Consolidated Financial Statements
--------------------------------------------------------------------------------

CONTENTS                                                               PAGE NO.
--------                                                               --------

Report of Independent Registered Certified Public Accounting Firm            F-3

Consolidated Balance Sheet at September 30, 2004                             F-4

Consolidated Statements of Income for the two years
  Ended September 30, 2004 and 2003                                          F-5

Consolidated Statement of Stockholder's Equity for the Two Years
  Ended September 30, 2004                                                   F-6

Consolidated Statements of Cash Flows for the Years
  Ended September 2004 and 2003                                              F-7

Notes to the Consolidated Financial Statements                        F-8 ~ F-22

Condensed Consolidated Balance Sheet:
December 31, 2004 (unaudited)                                               F-23

Condensed Consolidated Statement of Income (unaudited):
Three Months Ended December 31, 2004 and 2003                               F-24

Condensed Consolidated Statement of Stockholder Equity (unaudited):
Three Months Ended December 31, 2004                                        F-25

Condensed Consolidated Statement of Cash Flows (unaudited):
Three Months Ended December 31, 2004 and 2003                               F-26

Notes to Condensed Consolidated Financial Statements (unaudited):
Three Months Ended December 31, 2004                                        F-27

        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors,
Marketing Worldwide Corporation,
Whitmore Lake, MI.

We have audited the accompanying consolidated balance sheet of Marketing Worldwide Corporation, and its wholly owned subsidiary (the Company) as of September 30, 2004 and the related consolidated statements of income, stockholders' equity, and cash flows for the two years then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Marketing Worldwide Corporation, as of September 30, 2004 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note B to the accompanying consolidated financial statements, the balance sheet as of September 30, 2003, and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended September 30, 2003 have been restated.


                                    /S/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
New York, New York                  Russell Bedford Stefanou Mirchandani LLP
December 3, 2004                    Certified Public Accountants

                         MARKETING WORLDWIDE CORPORATION
                           Consolidated Balance Sheet
                               September 30, 2004
--------------------------------------------------------------------------------

ASSETS
Current assets:
Cash and cash equivalents                                            $  532,110
Accounts receivable, net                                                518,028
Inventories (Note D)                                                    721,268
Deferred tax assets (Note M)                                              7,023
Other current assets                                                    286,596

                                                                     -----------
TOTAL CURRENT ASSETS                                                  2,065,025

Property, plant and equipment, net (Note E)                             195,361
Other assets, net                                                         8,688

                                                                     -----------
Totals                                                               $2,269,074
                                                                     ===========

LIABILITIES AND  STOCKHOLDERS EQUITY
Current liabilities:
Notes payable, current portion (Note H)                              $  600,333
Current portion of capital lease obligation (Note P)                      3,927
Accounts payable                                                        230,808
Notes payable - related parties (Note G)                                104,271
Other current liabilities (Note F)                                      179,457

                                                                     -----------
TOTAL CURRENT LIABILITIES                                             1,118,796
                                                                     -----------

Notes payable - long term portion (Note H)                              130,000
Capital leases - long term portion (Note P)                               6,257
Deferred tax liabilities - long term portion (Note M)                    30,361
                                                                     -----------
TOTAL LIABILITIES                                                     1,285,414
                                                                     -----------

Stockholders equity:
Preferred stock - $0.001 par value, 10,000,000 shares authorized:
  shares issued and outstanding - 0                                          --
Common stock - $0.001 per value, 100,000,000 shares authorized:
  11,251,995 shares issued and outstanding                               11,252
Additional paid-in capital                                              907,048
Retained earnings                                                        65,360

                                                                     -----------
    TOTAL STOCKHOLDERS EQUITY                                           983,660
                                                                     -----------
Totals                                                               $2,269,074
                                                                     ===========


         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                         MARKETING WORLDWIDE CORPORATION
                        Consolidated Statements of Income
                 For the Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------

                                                        2004             2003
                                                                     (As restated,
                                                                       - Note B)
                                                    -----------      -----------
NET SALES                                           $6,879,816       $7,982,697

Cost of sales                                        4,883,258        5,698,876
                                                    -----------      -----------
GROSS PROFIT                                         1,996,558        2,283,821
                                                    -----------      -----------

OPERATING EXPENSES:
     Selling expenses                                  300,446          315,251
     General and administrative expenses             1,561,857        1,643,120
     Financial expenses                                 20,888           42,863
                                                    -----------      -----------
         TOTAL OPERATING EXPENSES                    1,883,191        2,001,234
                                                    -----------      -----------

INCOME FROM OPERATIONS                                 113,367          282,587

Other income (Note K)                                   13,883           67,146
                                                    -----------      -----------

INCOME BEFORE PROVISION FOR INCOME TAXES               127,250          349,733

Provision for income taxes (Note M)                     61,890            8,000
                                                    -----------      -----------

NET INCOME                                          $   65,360       $  341,733
                                                    ===========      ===========


         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                       F-5

                                                 MARKETING WORLDWIDE CORPORATION
                                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                           FOR THE TWO YEARS ENDED SEPTEMBER 30, 2004


                                      Preferred                   Common     Additional
                          Preferred     Stock        Common       Stock       Paid-in      Retained     Members'
                           Shares       Amount       Shares       Amount      Capital      Earnings     Capital      Total
------------------------------------------------------------------------------------------------------------------------------
Balance at
  October 1, 2002               --   $       --           --   $       --   $       --   $       --   $ 176,656    $  176,656

Net income (restated)           --           --           --           --           --           --     341,733       341,733
                         ----------  -----------   ----------  -----------  -----------  ----------- -----------   -----------
Balance at
  September 30, 2003
  (restated)                    --   $       --           --   $       --   $       --   $       --   $ 518,389    $  518,389
                         ----------  -----------   ----------  -----------  -----------  ----------- -----------   -----------

Reclass of membership
  interest to notes
  payable - related
  parties in
  October 2003                  --           --           --           --           --           --    (100,000)     (100,000)

Shares issued in
  exchange for cash
  and investment                --           --      400,000          400        3,800           --          --         4,200

Shares issued in
  connection with
  acquisition of
  membership
  interests of
  Marketing Worldwide
  LLC valued at $0.04
  per share                     --           --    9,600,000        9,600      408,789           --    (418,389)           --

Shares issued in
  exchange for cash
  valued at $1.50
  per share                     --           --        4,000            4        5,996           --          --         6,000

Shares issued in
  exchange for cash
  valued at $.65
  per share                     --           --      512,186          512      332,409           --          --       332,921

Shares issued in
  exchange for
  consulting services
  at $0.05 per share            --           --      535,809          536       26,254           --          --        26,790

Shares issued in
  exchange for
  consulting services
  at $0.65 per share            --           --      200,000          200      129,800           --          --       130,000

Net income                      --           --           --           --           --       65,360          --        65,360

                         ----------  -----------  -----------  -----------  -----------  ----------- -----------   -----------

Balance at
  September 30, 2004            --   $       --   11,251,995   $   11,252   $  907,048   $   65,360   $      --    $  983,660
                         ==========  ===========  ===========  ===========  ===========  =========== ===========   ===========


                                 SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                                             F-6

                            MARKETING WORLDWIDE CORPORATION
                         Consolidated Statements of Cash Flows
                    For the Years Ended September 30, 2004 and 2003
--------------------------------------------------------------------------------------

                                                                2004           2003
                                                                            (As restated
                                                                             - Note B)
                                                             ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                          $  65,360      $ 341,733
                                                             ----------     ----------
Adjustments to reconcile net income to net cash (used in)
  provided by operating activities:
     Depreciation                                               43,587         37,028
     Gain on sale of assets                                     (9,652)            --
     Common stock issued in exchange for services              156,790             --
     Deferred tax expenses                                      23,338             --

CHANGES IN OPERATING ASSETS AND LIABILITIES:
     Decrease (increase) in accounts receivable                165,566       (291,421)
     Decrease (increase) in inventories                        188,867        (67,045)
     Increase in other current assets                         (257,138)       (29,458)
     Increase in other assets                                       --         (2,400)
     Decrease in accounts payable                             (240,146)      (252,937)
     (Decrease) increase in other current liabilities         (249,180)       281,583
                                                             ----------     ----------
         TOTAL ADJUSTMENTS                                    (177,968)      (324,650)
                                                             ----------     ----------
     NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES      (112,608)        17,083
                                                             ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of property and equipments                    (37,463)      (168,114)
     Proceeds from sale of assets                               34,680             --
                                                             ----------     ----------
         NET CASH USED IN INVESTING ACTIVITIES                  (2,783)      (168,114)
                                                             ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable and capital leases            290,825        287,294
     Repayment of note payable - related parties              (211,262)       (50,000)
     Proceeds from issuance of common stock                    343,121             --
                                                             ----------     ----------
         NET CASH PROVIDED BY FINANCING ACTIVITIES             422,684        237,294
                                                             ----------     ----------
         NET INCREASE IN CASH AND CASH EQUIVALENTS             307,293         86,263
Cash and cash equivalents at beginning of the year             224,817        138,554
                                                             ----------     ----------
         CASH AND CASH EQUIVALENTS AT END OF THE YEAR        $ 532,110      $ 224,817
                                                             ==========     ==========

SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION:
     Cash paid during the years for interest                 $  15,547      $  39,974
                                                             ==========     ==========
     Cash paid during the years for income taxes             $ 176,370      $   6,090
                                                             ==========     ==========

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Membership interest converted to notes
payable to related parties                                   $ 100,000      $      --
Common stock issued in exchange for consulting services      $ 156,790      $      --
Acquisition
Net assets acquired in connection with MWWLLC acquisition    $ 418,389      $      --
Common stock issued in exchange for membership interest      $ 418,389      $      --



                 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                       F-7

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation
----------------------------------

Marketing Worldwide Corporation (the "Company", "Registrant" or "MWW"), is incorporated under the laws of the State of Delaware in July 2003. The Company is engaged, through its wholly-owned subsidiary, Marketing Worldwide LLC ("MWWLLC"), in the design, import and distribution of automotive accessories for motor vehicles in the automotive aftermarket industry.

The consolidated financial statements include the accounts of the Registrant and its wholly-owned subsidiary, Marketing Worldwide LLC. All significant inter-company transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION
-------------------

For revenue from products and services, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered;
(3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered/services rendered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or services has not been rendered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services has been rendered or no refund will be required.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

Revenues on the sale of products, net of estimated costs of returns and allowance, are recognized at the time products are shipped to customers, legal title has passed, and all significant contractual obligations of the Company have been satisfied. Products are generally sold on open accounts under credit terms customary to the geographic region of distribution. The Company performs ongoing credit evaluations of the customers and generally does not require collateral to secure the accounts receivable.

CASH AND CASH EQUIVALENTS
-------------------------

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK
----------------------------

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of applicable government mandated insurance limit.

ACCOUNTING FOR BAD DEBTS AND ALLOWANCES
---------------------------------------

Bad debts and allowances are provided based on historical experience and management's evaluation of outstanding accounts receivable. The management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. There was no allowance for doubtful accounts at September 30, 2004 and 2003.

INVENTORIES
-----------

The inventory consists of work in process and finished goods substantially ready for resale purposes. The Company purchases the merchandise on delivered duty paid basis. The amounts for cost of goods sold during the years ended September 30, 2004 and 2003 are removed from inventory on weighted average cost method. No valuation allowances were recorded for obsolete inventory as of September 30, 2004 and 2003. Inventories are recorded at the lower of cost (average cost method) or market value. (See Note D). The Company charges the cost basis of inventory to operations for auto accessories arising from auto models going out of existence.

During the years ended September 30, 2004 and 2003 the Company charged inventory of $0 as scrap and inventory write off.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

LONG LIVED ASSETS
-------------------------------
The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated over their estimated useful lives of 60 to 84 months using the straight-line method.

ADVERTISING
-----------

The Company follows the policy of charging the cost of advertising to expenses as incurred. For the years ended September 30, 2004 and 2003, advertising costs were not material to the statement of income.

RESEARCH AND DEVELOPMENT COSTS
------------------------------

The Company accounts for research and development cost in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Total research and development costs charged to income were $ 79,792 and $108,551 for the years ended September 30, 2004 and 2003, respectively.

EARNINGS PER SHARE
------------------

The Company has reported its earnings per share in accordance with SFAS No. 128, "Earnings Per Share." Basic net income per common share is based on the weighted average number of shares outstanding during the period. Diluted net income per common share is based on the weighted average number of shares outstanding during the period, including common stock equivalents.

Stock options and warrants account for the entire difference between basic average common shares outstanding and diluted average common shares outstanding. For purposes of computing diluted net income per common share, weighted average common share equivalents do not include stock options and warrants with an exercise price that exceeds the average fair market value of the Company's common stock for the period (I.E., "out-of-the-money" options). On September 30, 2004, option to purchase common shares of 250,000 at weighted average exercise prices of $1.00, was excluded from the computation.

INCOME TAXES
------------

The Company's predecessor, MWWLLC had chosen to be treated as a partnership for federal income tax purposes (See Note C and M). A partnership is a not a tax paying entity for federal income tax purposes. Accordingly, no federal income tax expense has been recorded in the financial statements for the year ended September 30, 2003. All income or losses were reported on the individual members' income tax returns. MWWLLC was however liable for state income taxes. MWWLLC provided for income taxes based on pre-tax earnings reported in the financial statements. Certain items such as depreciation are recognized for tax purposes in periods other than the period they are reported in the financial statements. Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes (SFAS 109)." Under SFAS 109, deferred taxes are determined using the liability method which requires the recognition of deferred tax assets and liability based on differences between the financial statement and the income tax basis using presently enacted tax rates.

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The income tax provision reported in the consolidated financial statements for the year ended September 30, 2004 is based on the then effective tax status of the Company for income tax purposes. Accordingly, the tax provision reported for year ended September 30, 2004 is not comparable to September 30, 2003.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting year. Actual results could differ from those estimates.

COMPREHENSIVE INCOME
--------------------

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has no items of comprehensive income to report.

DERIVATIVE FINANCIAL INSTRUMENTS
--------------------------------

On October 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instrument and Hedging Activities," as amended ("SFAS No. 133"), which requires that all derivative instruments be recognized in the financial statements at fair value. The adoption of SFAS No 133 did not have a significant impact on the results of operations, financial position or cash flows during the years ended September 30, 2004 and 2003.

In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's results of operations or financial position.

The Company uses derivative financial instruments for trading purposes also. Credit risk related to the derivative financial instrument is managed by periodic settlements. Changes in fair value of derivative financial instruments are recorded as adjustments to the assets or liabilities being hedged in the statement of operations or in accumulated other comprehensive income (loss), depending on whether the derivative is designated and qualifies for hedge accounting, the type of hedge transaction represented and the effectiveness of the hedge.

SEGMENT INFORMATION
-------------------

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK BASED COMPENSATION
------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the years ended September 30, 2004 and 2003 and for subsequent periods.

No employee stock options were granted during the years ended September 30, 2004 and 2003.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net income and earnings per share would have been as follows::

                                                                                        2004         2003
                                                                                                  (As restated
                                                                                                    - Note B)
                                                                                      --------     --------
Net income - as reported                                                             $ 65,360     $341,733
Add:  Total stock based  employee  compensation  expense as reported  under                --           --
intrinsic value method (APB. No. 25)
Deduct:  Total stock based employee  compensation expense as reported under                --           --
                                                                                     ---------    ---------
fair value based method (SFAS No. 123)
Net income - Pro Forma                                                               $ 65,360     $341,733
Net income attributable to common stockholders - Pro forma                           $ 65,360     $341,733
Basic and dilutive earnings per share - as reported                                  $   0.01     $   0.04
Basic and dilutive income per share - Pro forma                                      $   0.01     $   0.04


NEW ACCOUNTING PRONOUNCEMENTS
------------------------------

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, INVENTORY COSTS-- AN AMENDMENT OF ARB NO. 43, CHAPTER 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)
-----------------------------------------

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), SHARE-BASED PAYMENT ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, EXCHANGES OF NONMONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

RECLASSIFICATIONS
-----------------

Certain September 30, 2003 amounts have been reclassified to conform to the September 30, 2004 presentations.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE B   CORRECTION OF ERROR

On September 23, 2004, the Company's predecessor, MWWLLC realized that it has not recorded the unrealized gains on the foreign currency contracts in the financial statements for the year ended September 30, 2003. Accordingly, the 2003 financial statements have been restated to correct the error

The following table of summarized balance sheet of MWWLLC as of September 30, 2003 and summarized statement of income for the year then ended, and reconciles prior reported amounts to the restated amounts:

                                               AS REPORTED    ADJUSTMENT     AS RESTATED
                                               -----------    -----------    -----------
Summarized balance sheet
Total current assets                           $1,832,185     $   15,819     $1,848,004
Total other  assets                               235,201             --        235,201
                                               -----------    -----------    -----------
    Total assets                                2,067,386         15,819      2,083,205
                                               ===========    ===========    ===========

Total current liabilities                       1,424,632             --      1,424,632
Total long-term liabilities                       140,184             --        140,184
Members' capital                                  502,570         15,819        518,389
                                               -----------    -----------    -----------
    Total liabilities and members' capital      2,067,386         15,819      2,083,205
                                               ===========    ===========    ===========

Summarized statement of income

Net Sales                                      $7,982,697     $       --     $7,982,697
Cost of sales                                   5,698,876             --      5,698,876
Operating expenses                              2,001,234             --      2,001,234
Other income                                       51,327         15,819         67,416
Income before provision for income taxes          333,914         15,819        349,733
    Net income                                 $  325,914     $       --     $  341,733
                                               ===========    ===========    ===========


NOTE C   ACQUISITION AND CAPITAL RESTRUCTURE

In October , 2003, the MWWLLC entered into a Purchase Agreement ("Agreement") with the Company an inactive privately-held corporation with no significant assets or operations. In accordance with SFAS No. 141, the MWWLLC was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the MWWLLC's capital structure.

For accounting purposes, MWWLLC has accounted for the transaction as a reverse acquisition and MWWLLC shall be the surviving entity. MWWLLC did not recognize goodwill or any intangible assets in connection with the transaction.

Effective with the Agreement, all previously outstanding membership interests owned by MWWLLC's members were exchanged for an aggregate of 9,600,000 shares of the Company's common stock . The value of the stock that was issued was the historical cost of the Company's net tangible assets, which did not differ materially from their fair value.

Effective with the Agreement, MWWLLC became a wholly-owned subsidiary of the Company

The accompanying financial statements present the historical results of operations and cash flows of MWWLLC prior to the merger with the Company.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE D   INVENTORIES

Inventories are stated at the lower of cost or market determined by the average method. Components of inventories as of September 30, 2004 are as follows:


         Finished goods                                  $ 567,526
         Work- in-process                                  153,742
                                                         ----------
         Total                                           $ 721,268
                                                         ==========


NOTE E   PROPERTY AND EQUIPMENT

At September 30, 2004, property and equipment consists of the following:

Tools                                $ 147,628
Office equipments                       83,046
Automobiles                             44,968
Furniture and fixtures                  12,557
                                     ----------
                                       288,199

Less: accumulated depreciation          92,838
                                     ----------

    TOTAL                            $ 195,361
    ------                           ==========


NOTE F   OTHER CURRENT LIABILITIES

As of September 30, 2004 other current liabilities consists of the following:

Payroll and payroll taxes payables   $  23,492

Accrued expenses                       145,397

Credit cards payable                    10,568
                                     ----------

    TOTALS                           $ 179,457
                                     ==========

Payroll and payroll taxes payables are related to the payroll and payroll taxes accruals for the year ends.

NOTE G   RELATED PARTY NOTES PAYABLE

The Company has two 7% and 6% interest bearing note payable to stockholders of the Company, which are due on December 31, 2004 and September 30, 2005, respectively. At September 30, 2004, the related party note payable outstanding balance was $ 104,271. For the years ended September 30, 2004 and 2003, no related party interest has been charged to operations as the same has been waived.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE H   NOTES PAYABLE

The Company has a credit facility with a bank with a maximum borrowing limit of $750,000, expiring on January 31, 2005.
Interest on advances is charged at 4.50% as of September 30,
2004 Borrowings under the agreement are collateralized by
substantially all the Company's assets and personal guarantees of the two major stockholders and a Corporate guarantee of an
entity owned by two major stockholders of the Company.              $   600,333

The Company has 11.50% interest bearing unsecured note
payable to an overseas Company maturing on January 31, 2007.            130,000

                                                                    ------------
                                                                         730,333

   Less: current maturities                                             600,333
                                                                    ------------

       Notes payable and capital leases after one year              $   130,000
                                                                    ============

Payments for notes payable for next five year ending September 30, are as follows:

TWELVE MONTHS ENDING

           2005                                          $ 600,333
           2006                                                 --
           2007                                                 --
           2008                                            130,000
           2009 and beyond                                      --
                                                         ----------
                          TOTAL                          $ 730,333
                          -----                          ==========

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE I   STOCKHOLDERS' EQUITY

The Company is authorized to issue 110,000,000 shares of which stock 100,000,000 shares of par value of $.001 each shall be common stock and of which 10,000,000 shares of par value of $.001 each shall be preferred stock. As of September 30, 2004, the Company has issued and outstanding 11,251,995 shares of common stock. As of September 30, 2004, the Company has no issued and outstanding shares of preferred stock.

In July 2003, the Company issued 400,000 shares of its $.001 par value common stock to in exchange for $4,200 cash and 100,000 shares of common stock of F10 Oil & Gas Properties, Inc.. The shares of F10 Oil & Gas Properties, Inc. were valued at $1 , which approximates the fair value of the common stock

In October 2003, the Company issued 9,600,000 shares of its $.001 par value common stock in connection with restructure of the Company acquisition of 100% of the membership interests in Marketing Worldwide LLC, a Michigan limited liability company. (See Note C)

In October 2003, the Company issued 4,000 shares of its $.001 par value common stock and a Common Stock Purchase Warrant to acquire up to 1,000,000 shares of its $.001 par value common stock in exchange for $6,000. The Warrant allows the holder to exercise $.50 per share any time at before December 31, 2008.

In June 2004, the Company issued 512,186 shares of common stock for $ 332,921 in connection with a private placement memorandum.

In June , 2004, the Company issued an aggregate of 535,809 shares of its restricted common stock to a consultant for services rendered. The Company valued the shares issued at $0.05 per share, which approximated the fair value of the services received, which did not differ materially from the value of the stock issued. Compensation cost of $ 26,790 was charged to income during the year ended September 30, 2004.In accordance with EITF 96-18 the measurement date to determine shares' fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The shares were issued at the time that the Company did not have a historical market price for its common stock, and therefore their fair value was based on the Company's book value.

In June 2004, the Company issued 200,000 shares of common stock for services provided to the Company valued at $0.65 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE J   STOCK OPTIONS AND WARRANTS

During the years ended September 30, 2004 and 2003, the Company did not grant any compensatory stock options and warrants to non-employees. Accordingly no compensation costs were charged to operations during the year ended September 30, 2004 and 2003.

Stock Options
-------------

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of September 30, 2004:

                                Options Outstanding                               Options Exercisable
                        --------------------------------                       ----------------------------
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
       $ 1.00            250,000                4.25               $ 1.00        250,000        $ 1.00
                         --------               -----              -------       --------       -------
                         250,000                4.25               $ 1.00        250,000        $ 1.00
                         ========               =====              =======       ========       =======

Transactions involving options issued to non-employees are summarized as follows:

                                                                Weighted Average
                                           Number of Shares    Price Per Share
                                           ----------------    ---------------
       Outstanding at October 1, 2002                  -                 -
          Granted                                250,000              1.00
          Exercised                                    -                 -
          Canceled or expired                          -                 -
                                               ----------         ---------
       Outstanding at September 30, 2003         250,000          $   1.00
                                               ==========         =========
          Granted                                      -                 -
          Exercised                                    -                 -
          Canceled or expired                          -                 -
                                               ----------         ---------
       Outstanding at September 30, 2004         250,000          $   1.00
                                               ==========         =========

Warrants
--------

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of September 30, 2004:


                                Warrants Outstanding                              Warrants Exercisable
                        --------------------------------                       ----------------------------
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
       $0.50            1,000,000               4.25               $ 0.50      1,000,000          $ 0.50
                        ----------              -----              -------     ----------         -------
                        1,000,000               4.25               $ 0.50      1,000,000          $ 0.50
                        ==========              =====              =======     ==========         =======


                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE J   STOCK OPTIONS AND WARRANTS (Continued)

Warrants (continued)
-------------------

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                Weighted Average
                                           Number of Shares    Price Per Share
                                           ----------------    ---------------
       Outstanding at October 1, 2002                  -        $      -
          Granted                                      -               -
          Exercised                                    -               -
          Canceled or expired                          -               -
                                               ----------       ---------
       Outstanding at September 30, 2003               -        $      -
                                               ==========       =========
          Granted                              1,000,000            0.50
          Exercised                                    -               -
          Canceled or expired                          -               -
                                               ----------       ---------
       Outstanding at September 30, 2004       1,000,000        $   0.50
                                               ==========       =========

The weighted-average fair value of stock options and warrants granted to consultants during the years ended September 30, 2004 and 2003 and the significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                           2004         2003
                                                        ----------   ----------
Significant assumptions (weighted-average):
Risk-free interest rate at grant date                        1.06%        1.28%
Expected stock price volatility                               N/A           N/A
Expected dividend payout                                        --           --
Expected option life-years (a)                          4.0 to 5.0   4.0 to 5.0

(a) The expected option/warrant life is based on contractual expiration dates.

The exercise price of option and warrant issuances in 2004 and 2003 was higher than the fair market value on the date of grant. Accordingly, no compensation cost has been recognized in connection with granting stock option and warrants to consultants during the year ended September 30, 2004 and 2003.

NOTE K        OTHER INCOME
              ------------

For the years ended September 30, other income consists of the following:

                                                                  2004                  2003
                                                               ---------             ----------
Net gains on disposal of asset                                 $  9,653               $      -

Miscellaneous income                                              5,793                  8,079

Interest income                                                     559                  2,553

(Loss) gain on foreign exchange currency transaction             (2,122)                56,514
                                                               ---------             ----------

    Totals                                                     $ 13,883              $  67,416
                                                               =========             ==========


Miscellaneous income includes the credits from vendors for various immaterial services rendered, warranty claims, and other receipts.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE L   DERIVATIVE FINANCIAL INSTRUMENTS

The Company periodically uses foreign exchange contracts for trading purposes. There were no foreign currency exchange contracts outstanding as of September 30, 2004.

The Company's short term foreign currency contracts subject the Company to risk due to foreign exchange rate fluctuations, because gains and losses on these instruments may have significant impact on the results of operations.

NOTE M   PROVISION FOR INCOME TAXES

The component of income tax expense attributable to continuing operations for the years ended September 30, 2004 and 2003 are as follows:

                                                            2004          2003
                                                         ---------     ---------
Federal
         Current                                         $ 41,086      $     --
         Deferred tax expense                              19,754            --
                                                         ---------     ---------
                                                           60,840            --
                                                         ---------     ---------

State
         Current                                           (2,534)        8,000
         Deferred tax expense                               3,584            --
                                                         ---------     ---------
                                                            1,050         8,000
                                                         ---------     ---------

Total                                                    $ 61,890      $  8,000
                                                         =========     =========

The following table reconciles income taxes based on U.S. statutory tax rate to the Company's income tax expense from continuing operations:

                                                             2004         2003
                                                          ---------    ---------

Income tax based on the U. S. statutory tax rate          $ 31,813     $     --
State income taxes                                          (3,159)       8,000
Deferred tax expense on acquisition of MWWLLC assets        30,691           --
Other, net                                                   2,547           --
                                                          ---------    ---------
Total                                                     $ 61,890     $  8,000
                                                          =========    =========

In October 2003, the Company acquired all previously outstanding membership interests of MWWLLC. This transaction has resulted in MWWLLC being treated as "disregarded entity" for federal income tax purposes, hence does not file federal and state income tax returns. The assets, liabilities and results of operations of MWWLLC are now being reported in the Company's corporate tax returns. MWWLLC had claimed bonus depreciation in previous years resulting in lower tax basis of assets. Hence the Company has recorded a deferred tax liability on the difference between book and tax basis for these assets.

An analysis of the Company's deferred tax assets and deferred tax liabilities at September 30, 2004 and 2003 showing the tax effect of significant temporary differences is as follows:

                                                       2004             2003
                                                    ---------        -----------
Deferred tax assets
         Warranty reserve                           $  7,023         $       --

Deferred tax liabilities
         Accumulated depreciation                    (30,361)                --
                                                    ---------        -----------

Total                                               $ 23,338         $       --
                                                    =========        ===========

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

NOTE N   EARNINGS PER COMMON SHARE

The following table presents the computation of basic and diluted earnings per share for the years ended September 30, 2004 and 2003:

                                                                                   2004             2003
                                                                               ------------    ------------
Net income available for common shareholders                                   $    65,360     $   341,733
                                                                               ------------    ------------
Weighted average common shares outstanding for basic earnings per share          9,482,332      9,600,000
Net effect of dilutive stock warrant                                               211,539              --
Weighted average common shares outstanding for dilutive earnings per share       9,693,871      9,600,000
                                                                               ------------    ------------
Basic earnings per share                                                       $      0.01     $      0.04
Dilutive earnings per share                                                    $      0.01     $      0.04


On September 30, 2004 and 2003, option to purchase common shares of 250,000 at weighted average exercise prices of $1.00, was excluded from the computation.

NOTE O   ECONOMIC DEPENDENCY

During the year ended September 30, 2004 approximately, $6,481,915 (94%) of total 2004 revenues were derived from and $ 461,429 (89%) of the total accounts receivable at September 30, 2004 were due from three customers.

During the year ended September 30, 2003 approximately, $7,623,130 (95%) of total 2003 revenues were derived from and $ 647,041 (95%) of the total accounts receivable at September 30, 2003 were due from three customers.

During the year ended September 30, 2004 approximately, $3,861,595 (89%) of total 2004 purchases were made from and $ 132,159 (57%) of the total accounts payable at September 30, 2004 were due to three suppliers.

During the year ended September 30, 2003 approximately, $4,279,172 (79%) of total 2003 purchases were made from and $ 230,070 (49%) of the total accounts payable at September 30, 2003 were due to two suppliers.

NOTE P   COMMITMENTS AND CONTINGENCIES

The Company is renting its offices and warehouse in Michigan on a month to month basis. During the years ended September 30, 2004 and 2003, the Company incurred rent expense of $90,225. and $80,606 respectively.

Capital Lease Obligations

Automobile includes the following amounts for capitalized leases at September 30, 2004:

                                                                            2004
                                                                        --------
Automobile                                                              $18,726
Less: accumulated depreciation and amortization                          10,299
                                                                        --------
                                                                        $  8,427
                                                                        ========

Future minimum lease payments required under the capital leases are as follows:

2004                                                                    $11,472
                                                                        --------
Less: amount representing interest                                        1,288
                                                                        --------
                                                                          10,184
Less: current portion                                                     3,927
                                                                        --------
Long-term portion                                                       $ 6,257
                                                                        ========

The Company had automobiles purchased under non-cancelable leases with an original cost of $ 18,726 as of September 30, 2004. Depreciation expense of $ 3,745 has been charged to operations as of September 30, 2004 and 2003.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2004 and 2003
--------------------------------------------------------------------------------

Employment and Consulting Agreements
------------------------------------

The Company has employment agreements with all of its employees. In addition to salary and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

The following unaudited Condensed Consolidated Financial Statements as of March 31, 2005 and for the three months and six months ended March 31, 2005 and 2004 have been prepared by Marketing Worldwide Corporation, a Delaware corporation.

                         MARKETING WORLDWIDE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET


                                                                     (Unaudited)
                                                                      March 31,
                                                                        2005
                                                                     -----------

ASSETS
Current assets:
Cash and cash equivalents                                            $   72,358
Accounts receivable, net                                                992,280
Inventories                                                             708,945
Other current assets                                                    438,803

                                                                     -----------
TOTAL CURRENT ASSETS                                                  2,212,386

Property, plant and equipment, net                                      372,414
Other assets, net                                                           613

                                                                     -----------
                                                                     $2,585,413
                                                                     ===========

LIABILITIES STOCKHOLDERS EQUITY
Current liabilities:
Notes payable                                                        $  557,652
Current portion of capital lease obligations                             14,409
Accounts payable                                                        637,156
Notes payable - related parties                                         104,271
Other current liabilities                                               133,183

                                                                     -----------
TOTAL CURRENT LIABILITIES                                             1,446,671
                                                                     -----------

Notes Payable - long term portion                                       182,591
Capital leases - long term portion                                       34,569
Deferred tax liability - long term portion                               30,361
                                                                     -----------
TOTAL LIABILITIES                                                     1,694,192
                                                                     -----------

Stockholders equity:
Preferred stock - $0.001 par value, 10,000,000 shares authorized:
  shares issued and outstanding - 0                                          --
Common stock - $0.001 per value, 100,000,000 shares authorized:
  11,051,995 shares issued and outstanding at March 31, 2005             11,052
Additional paid-in capital                                              777,248
Retained earnings                                                       102,921
                                                                     -----------
    TOTAL STOCKHOLDERS EQUITY                                           891,221
                                                                     -----------
                                                                     $2,585,413
                                                                     ===========


              See accompanying footnotes to the unaudited condensed
                       consolidated financial statements

                                         MARKETING WORLDWIDE CORPORATION
                                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                   (UNAUDITED)


                                                       Six Months Ended                  Three Months Ended
                                                           March 31,                          March 31,
                                                 -----------------------------      -----------------------------
                                                     2005             2004              2005             2004
                                                 ------------     ------------      ------------     ------------
Sales                                            $  3,497,095     $  3,740,122      $  1,872,445     $  1,663,848

Cost of sales                                       2,631,026        2,630,048         1,399,347        1,197,213
                                                 ------------     ------------      ------------     ------------
Gross profit                                          866,069        1,110,074           473,098          466,635

Operating Expenses
Selling, general and administrative expenses          779,911          831,034           420,936          404,966
                                                 ------------     ------------      ------------     ------------
Total Operating Expenses                              779,911          831,034           420,936          404,966


Income from operations                                 86,158          279,040            52,162           61,669

Interest expense (income)                              18,787           19,425            18,787           10,277
Other expense (income)                                  5,663          (10,800)            2,220          (10,145)
                                                 ------------     ------------      ------------     ------------
Income before income taxes                             61,708          270,415            31,155           61,537

Provision for income taxes                             24,147           97,300            11,829           20,900
                                                 ------------     ------------      ------------     ------------
Net Income                                       $     37,561     $    173,115      $     19,326     $     40,637
                                                 ============     ============      ============     ============
Earnings per share
         Basic                                   $         --     $       0.02      $         --     $         --
                                                 ============     ============      ============     ============
         Diluted                                 $         --     $       0.02      $         --     $         --
                                                 ============     ============      ============     ============

Weighted average common stock outstanding
         Basic                                     11,218,662       10,004,000        11,185,328       10,004,000
                                                 ============     ============      ============     ============
         Diluted                                   11,449,431       10,004,000        11,416,097       10,004,000
                                                 ============     ============      ============     ============


                              See accompanying footnotes to the unaudited condensed
                                        consolidated financial statements

                                              F-25

                                                 MARKETING WORLDWIDE CORPORATION
                                    CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                            For the Six Months Ended December 31, 2004
                                                           (UNAUDITED)
--------------------------------------------------------------------------------------------------------------------------------

                                      Preferred                         Common        Additional                       Total
                       Preferred        Stock           Common          Stock          Paid-in        Retained      Stockholders'
                        Shares          Amount          Stock           Amount         Capital        Earnings        Equity
                      -----------    ------------    -----------     -----------     -----------     -----------    -----------
Balance at
October 1, 2004                --    $         --     11,251,995     $    11,252     $   907,048     $    65,360    $   983,660
                      -----------    ------------    -----------     -----------     -----------     -----------    -----------

Shares surrendered             --              --       (200,000)           (200)       (129,800)             --       (130,000)

Net income                     --              --             --              --              --          37,561         37,561
                      -----------    ------------    -----------     -----------     -----------     -----------    -----------
Balance at
  March 31, 2005               --    $         --     11,051,995     $    11,052     $   777,248     $   102,921    $   891,221
                      ===========    ============    ===========     ===========     ===========     ===========    ===========


                                      See accompanying footnotes to the unaudited condensed
                                                consolidated financial statements

                                                   F-26

                            MARKETING WORLDWIDE CORPORATION
                    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      (UNAUDITED)


                                                                Six Months Ended
                                                                       March 31,
                                                             2005              2004
                                                         ------------      ------------
Cash flows from operating activities:

Net cash used in operating activities                        (298,775)          (59,890)
                                                         ------------      ------------

                                                         ------------      ------------
Net cash (used in) provided by investing activities          (64,705)           17,809
                                                         ------------      ------------

                                                         ------------      ------------
Net cash used in financing activities                        (96,272)          (20,248)
                                                         ------------      ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                    (459,752)          (62,329)

Cash and cash equivalents at the beginning of period          532,110           224,817

                                                         ------------      ------------
Cash and cash equivalents at the end of period           $     72,358      $    162,488
                                                         ============      ============

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Fixed assets purchased against notes payable             $     99,147      $         --
                                                         ============      ============
Fixed assets purchased against capital leases            $     45,829      $         --
                                                         ============      ============


Membership interest converted to notes payable
To related parties                                       $         --      $    100,000
                                                         ============      ============

Supplemental Disclosures of Cash Flow Information:
Interest paid in cash                                    $     18,787      $     19,848
                                                         ============      ============
Taxes paid in cash                                       $      4,000      $         --
                                                         ============      ============


                 See accompanying footnotes to the unaudited condensed
                           consolidated financial statements

                                          F-27

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three months and six-month period ended March 31, 2005, are not necessarily indicative of the results that may be expected for the year ended September 30, 2005. The unaudited condensed consolidated financial statements should be read in conjunction with the September 30, 2004 financial statements and footnotes thereto included in the Company's SEC Form 10KSB.

Basis of Presentation
---------------------

Marketing Worldwide Corporation (the "Company", "Registrant" or "MWW"), is incorporated under the laws of the State of Delaware. The Company is engaged, through its wholly-owned subsidiary, Marketing Worldwide LLC ("MWWLLC"), in the design, import and distribution of automotive accessories for motor vehicles in the automotive aftermarket industry.

The consolidated financial statements include the accounts of the Registrant and its wholly-owned subsidiary, marketing Worldwide LLC. All significant inter-company transactions and balances have been eliminated in consolidation.

Stock-Based Compensation
------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations.

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (continued)
------------------------------------

Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the quarter ended September 30, 2003. The Company has no awards of stock-based employee compensation outstanding at March 31, 2005 and 2004.

Income Taxes
------------

The income tax rate utilized on an interim basis is based on the Company's estimate of the effective income tax rate for the fiscal year ending September 30, 2004. Deferred income taxes are provided for accumulated temporary differences due to basis of differences for assets and liabilities for financial reporting and income tax purposes, including alternative minimum taxes. The Company's temporary differences were deemed to be immaterial.


New Accounting Pronouncements
-----------------------------

On December 16, 2004, the FASB issued Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company will adopt Statement 123(R) on October 1, 2005. Statement 123(R) permits public companies to adopt its requirements using one of two methods:

1) A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remain unvested on the effective date.

2) A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements (continued)
-----------------------------------------

The Company will adopt Statement 123(R) on October 1, 2005; however, management is still evaluating which method to adopt.

As permitted by Statement 123, the company currently accounts for share-based payments to employees using Opinion 25's intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of Statement 123(R)'s fair value method will have a significant impact on our result of operations, although it will have no impact on overall financial position. The impact of adoption of Statement 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted Statement 123(R) in prior periods, the impact of that standard would have approximated the impact of Statement 123 as described in the disclosure of pro forma net income and earnings per share in Note 1 to our consolidated financial statements. Statement 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. The Company cannot estimate what those amounts will be in the future because they depend on, among other things, when employees exercise stock options.

In November 2004, the FASB issued FAS 151, "Inventory Costs * an amendment of ARB No. 43, Chapter 4" ("FAS 151"). FAS 151 amend the guidance in Accounting Research Bulletin (ARB) No. 43, Chapter 4, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). FAS 151 requires that these costs be recognized as current period charges regardless of whether they are abnormal. In addition, FAS 151 requires that allocation of fixed production overheads to the costs of manufacturing be based on the normal capacity of the production facilities. The provisions of FAS 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect this new standard to have a material effect on its consolidated financial position or results of operations

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)


NOTE B - CAPITAL STOCK

The Company is authorized to issue 110,000,000 shares of which stock 100,000,000 shares of par value of $.001 each shall be common stock and of which 10,000,000 shares of par value of $.001 each shall be preferred stock. As of march 31, 2005, the Company has issued and outstanding 11,051,955 shares of common stock. As of March 31, 2005, the Company has no issued and outstanding shares of preferred stock.

The Company has cancelled 200,000 shares of common stock, which were issued to a consultant in June, 2004 have been surrendered back to the company. The shares were issued subject to the delivery of certain investor relations services to the company. The services have not been delivered and accordingly consultant has agreed to surrender the shares to the company.


NOTE C - STOCK OPTIONS AND WARRANTS

During the six months ended March 31, 2005 the Company did not grant any compensatory stock options and warrants to non-employees. Accordingly no compensation costs were charged to operations during the six months ended March 31, 2005.

Stock Options
-------------

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of March 31, 2005:

                                Options Outstanding                               Options Exercisable
                        --------------------------------                       ----------------------------
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
       $ 1.00            250,000                3.75               $ 1.00        250,000        $ 1.00
                         --------               -----              -------       --------       -------
                         250,000                3.75               $ 1.00        250,000        $ 1.00
                         ========               =====              =======       ========       =======

Transactions involving options issued to non-employees are summarized as follows:

                                                                Weighted Average
                                           Number of Shares    Price Per Share
                                           ----------------    ---------------
       Outstanding at October 1, 2004            250,000         $   1.00
          Granted                                      -                -
          Exercised                                    -                -
          Canceled or expired                          -                -
                                               ---------         --------
       Outstanding at March 31, 2005             250,000         $   1.00
                                               =========         ========

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)


NOTE C - STOCK OPTIONS AND WARRANTS (CONTINUED)

Warrants
--------

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of March 31, 2005:

                              Warrants Outstanding                                 Warrants Exercisable
                        --------------------------------                       ----------------------------
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
       $0.50            1,000,000               3.75               $ 0.50      1,000,000          $ 0.50
                        ----------              -----              -------     ----------         -------
                        1,000,000               3.75               $ 0.50      1,000,000          $ 0.50
                        ==========              =====              =======     ==========         =======

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                Weighted Average
                                           Number of Shares    Price Per Share
                                           ----------------    ---------------
       Outstanding at October 1, 2004          1,000,000          $   0.50
          Granted                                      -                 -
          Exercised                                    -                 -
          Canceled or expired                          -                 -
                                               ---------          --------
       Outstanding at March 31, 2005           1,000,000          $   0.50
                                               =========          ========

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

There have been no changes in accountants or disagreements with accountants on accounting and financial disclosures.

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Delaware law, a corporation may indemnify its officers, directors, employees, and agents, including indemnification of these persons against liability under the Securities Act of 1933.

In addition, Section 102(b)(7) of the Delaware General Corporation Law and Marketing Worldwide's Certificate of Incorporation provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

    o For any breach of the director's duty of loyalty to the corporation or its stockholders;
    o For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o    For paying a dividend or approving a stock repurchase in violation of
         Section 174 of the Delaware General Corporation Law; or
    o For any transaction from which the director derived an improper personal benefit.

The effect of these provisions may be to eliminate the rights of Marketing Worldwide and its stockholders, through stockholders derivative suits on behalf of Marketing Worldwide, to recover monetary damages against a director for breach of fiduciary duty as a director, except in the situations described in clauses set forth above in the preceding sentence.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses in connection with this offering. Marketing Worldwide shall bear all these expenses. All amounts set forth below are estimates, other than the SEC registration fee.

SEC Registration Fee                     $    294.37
Legal Fees and Expenses                  $ 25,000.00
Accounting Fees and Expenses             $  7,000.00
Miscellaneous                            $  5,000.00
                                      ---------------
TOTAL                                    $ 37,294.37


                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


On July 31, 2003, MWW offered and sold 400,000 shares of its $.001 par value common stock to two natural persons in exchange for $4,200 cash and 100,000 shares of common stock of F10 Oil & Gas Properties, Inc. with a recorded value of $1.00. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the stock certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investors and the issuer's officer and director, the issuer concluded that each investor was either an accredited investor or that each investor had such knowledge and experience in business and financial matters that he was capable of evaluating the merits and risks of the prospective investment and that the amount of the investment for each person was reasonable in relation to the investor's net worth because it did not exceed 10% of the investor's net worth.


On August 15, 2003, MWW issued a Stock Option to one natural person as an incentive to represent MWW as legal counsel. The Stock Option allows the holder to purchase 250,000 shares of $.001 par value common stock at $1.00 per share any time before December 31, 2008. Further, the Stock Option is not subject to


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


dilution based upon any reverse split of the common stock and is exercisable, in whole or in part, with a promissory note of not less than 45 days duration or upon common cashless exercise terms. There was no general solicitation, no advertisement and the optionee was an officer and director of MWW at the time. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. The issuer through its director knew that the investor was an accredited investor.

On October 1, 2003, MWW offered and sold 9,600,000 shares of its $.001 par value common stock to three persons, Michael Winzkowski, James C. Marvin and Gregory
G. Green, to acquire to 100% of the membership interests in Marketing Worldwide LLC, a Michigan limited liability company ("MWWLLC"), in a tax-free exchange whereby MWWLLC became a wholly owned subsidiary of MWW. The value of the stock that was issued was the historical cost of MWWLLC's net tangible assets, $2,067,386. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the stock certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the relationship between the investors and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that each investor was either an accredited investor and had such knowledge and experience in business and financial matters that he was capable of evaluating the merits and risks of the prospective investment and that the amount of the investment for each natural person was reasonable in relation to the investor's net worth because it did not appear to exceed 10% of the investor's net worth, exclusive of home, home furnishings, and automobiles.

On October 31, 2003, MWW offered and sold 4,000 shares of its $.001 par value common stock and a Common Stock Purchase Warrant to acquire up to 1,000,000 shares of its $.001 par value common stock to Wendover Investments Limited, a company organized under the laws of the Cayman Islands in exchange for $6,000. The Warrant allows the holder to exercise any time before December 31, 2008. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor was an accredited investor capable of evaluating the merits and risks of the prospective investment and that the amount of the investment was reasonable in relation to the investor's net worth.

In April 2004, MWW entered a written agreement to issue 200,000 shares of its common stock to one person as payment for services rendered and to be rendered related to investor relations, public relations, and media relations on behalf of MWW. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor had such knowledge and experience in business and financial matters that he was capable of evaluating the merits and risks of the investment and that the amount of the investment was reasonable in relation to the investor's net worth because it did not appear to exceed 10% of the investor's net worth. During the quarter ended March 31, 2005, the investor and MWW cancelled the agreement for services and the investor returned the shares.

During May and June 2004, MWW offered and sold 512,186 shares of its common stock to 26 persons, all of who had a pre-existing relationship with the current officers and directors of MWW, at a price of $.65 per share. The gross offering proceeds of $ $336,921. There was no general solicitation; no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. The investors reside in Germany, Michigan, Florida and Massachusetts. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that each investor was either an accredited investor or that each investor alone or with his/her legal, tax, financial and purchaser representatives, if any, has such knowledge and experience in business and financial matters that he/she is capable of evaluating the merits and risks of the prospective investment and that the amount of the investment for each natural person was reasonable in relation to the investor's net worth because it did not appear to exceed 10% of the investor's net worth, exclusive of home, home furnishings, and automobiles.

In June 2004, MWW issued 535,809 shares of its common stock and agreed to issue an option to purchase 200,000 shares of its common stock, subject to certain terms and conditions, to one person in exchange for services rendered. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor was capable of evaluating the merits and risks of the prospective investment and that the amount of the investment was reasonable.


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

                               ITEM 27. EXHIBITS

DESCRIPTION OF EXHIBITS

Exhibits                                                            Page No.
--------                                                            --------

(3)(i)   Certificate of Incorporation *
(3)(ii)  Bylaws *
(4)(1)   Form of Common Stock Certificate *
(4)(2)   Common Stock Purchase Warrant with Wendover Investments Limited *
(4)(3)   Stock Option Agreement with Richard O. Weed *
(5)      Opinion on Legality *****
(10)(1)  Consulting Agreement with Rainer Poertner ***
(10)(2)  Fee Agreement with Weed & Co. LLP *
(10)(3)  Purchase Agreement MWW and MWWLLC *
(10)(4)  Amendment to Purchase Agreement between MWW and MWWLLC **
(10)(5)  Employment Agreement with CEO Michael Winzkowski **
(10)(6)  Employment Agreement with COO/CFO James Marvin **
(10)(7)  Loan Agreement with KeyBank N.A. ***
(10)(8)  Amendment to Consulting Agreement with Rainer Poertner ***
(10)(9)  Employment Agreement with Greg Green ****
(10)(10) Real Property Lease Agreement for 11224 Lemen Road, Suite A ****
(10)(11) Real Property Lease Agreement for 11236 Lemen Road ****
(10)(12) Supplier and Warranty Agreement ****
(21)     Subsidiaries of Registrant *
23.1     Consent of Weed & Co. LLP *****
23.2     Consent of Russell Bedford Stefanou & Mirchandani LLP *****

* previously filed on February 11, 2004 as part of the Registration Statement on Form 10-SB12G of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 1019687-4-279.

** previously filed on August 10, 2004 as part of the Registration Statement on Form 10-SB12G/A Amendment No. 1 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-04-001719.

*** previously filed on November 9, 2004 as part of the Registration Statement on Form 10-SB12G/A Amendment No. 2 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-04-002436.

**** previously filed on January 31, 2005 as part of the Form 10-KSB for the year ended September 30, 2004 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-05-000207.

***** previously filed on March 17, 2005 as part of the Form SB-2 of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-05-000728.

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

                             ITEM 28. UNDERTAKINGS

Marketing Worldwide Corporation undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on July 7, 2005.


                                     MARKETING WORLDWIDE CORPORATION

                                     By: /s/ Michael Winzkowski
                                         --------------------------------
                                     Name: Michael Winzkowski
                                     Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                           TITLE                      DATE
---------                           -----                      ----


/s/ Michael Winzkowski              Director                 July 7, 2005
----------------------------
Michael Winzkowski

/s/ James C. Marvin                 Director                 July 7, 2005
----------------------------
James C. Marvin



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